The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
            Preliminary Prospectus Supplement dated February 3, 2004

PROSPECTUS SUPPLEMENT                            File pursuant to Rule 424(b)(2)
(To Prospectus Supplement dated July 25, 2003         Registration No. 333-88166
and Prospectus dated October 24, 2002)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                     PPLUS CLASS B 0.375% TRUST CERTIFICATES
                         ($25 NOTIONAL PRINCIPAL AMOUNT)

                            PPLUS TRUST SERIES GSG-2
              (Underlying Securities Will be 6.125% Notes due 2033
                     Issued by The Goldman Sachs Group, Inc.

Underwriting Discount  Number of Certificates  Distribution Rate Price to Public
    $0.02245                                      0.375%              $1.1225

(1) Either prior to the closing date or from time to time, the depositor may, without the consent of the trust certifcateholders, increase the amount of the underlying securities in the trust and issue a corresponding amount of additional trust certificates.
                                _________________

     o This prospectus supplement dated February , 2004 reflects that the Depositor is increasing the amount of the underlying securities in the trust from $35,000,000 to $ and, therefore, the number of Class B trust certificates it issues will be increased from 1,400,000 to . The Depositor is also increasing the number of Class A trust certificates that it issues. Only the Class B trust certificates arc being offered pursuant to this prospectus supplement. This supplement to the prospectus supplement modifies the prospectus supplement dated July 25. 2003 as follows:

         o  All references to "1,400,000" in the prospectus supplement shall be
            replaced with "         "

         o  All references to "$35,000,000" in the prospectus supplement shall
            he replaced with "$         "; and

         o After increasing the amount of underlying securities in the trust from $35,000,000 to $ , the underlying securities will be approximately % of the $2,000,000,000 issue bf underlying securities.

     o The prospectus supplement shall not be modified, except as expressly set forth in this supplement to the prospectus supplement.

     o The cut-off date for the offering of trust certificates pursuant to this supplement to the prospectus supplement shall be February , 2004. See "Summary Information Q&A -- When Will You Receive Semiannual Distributions?" on page S-9.

     o The closing date for the offering of trust certificates pursuant to this supplement to the prospectus supplement shall be February , 2004.

         Investing in the trust certificates involves certain risks, which are described in the "Risk Factors" sections beginning on page S-14 in the prospectus supplement and on page 6 in the accompanying prospectus.

         The trust certificates represent interests in the trust only and do not represent obligations of or interests in the depositor or any of its affiliates. The trust certificates do not represent a direct obligation of the underlying securities issuer or any of its affiliates.
                              ________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         The Class B trust certificates offered pursuant to this supplement to the prospectus supplement will be ready for delivery in book-entry form only through The Depository Trust Company on or about February , 2004.

                        ---------------------------------
                               Merrill Lynch & Co.
                        ---------------------------------

  The date of this supplement to the prospectus supplement is February , 2004.


The information in the prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securuties and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  (This page has been left blank intentionally)

PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(5)
(To Prospectus dated October 24, 2002)            and Registration No. 333-88166

                          Merrill Lynch Depositor, Inc.
                                    Depositor
                1,400,000 PPLUS CLASS B 0.375% TRUST CERTIFICATES
                         ($25 NOTIONAL PRINCIPAL AMOUNT)
                            PPLUS TRUST SERIES GSG-2
              (Underlying Securities Will Be 6.125% Notes due 2033
                    Issued by The Goldman Sachs Group, Inc.)

Underwriting Discount   Number of Certificates(1)   Distribution Rate    Price to Public
---------------------   -------------------------   -----------------    ---------------
      $0.02245                 1,400,000                0.375%              $1.1225

(1) Either prior to the closing date or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the underlying securities in the trust and issue a corresponding amount of additional trust certificates.

                                ----------------

                                    The Trust
o PPLUS Trust Series GSG-2 will be a trust formed under the laws of the State of New York.
o The trust will issue PPLUS Class B 0.375% Trust Certificates Series GSG-2 and PPLUS Class A 5.75% Trust Certificates Series GSG-2 (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor. The depositor has agreed to sell the trust certificates to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.
o The underwriter proposes to offer the Class B trust certificates at the offering price set forth above and will initially offer the Class B trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates.

                             The Trust Certificates
o The trust certificates will be issued in two classes, Class B and Class A. Only the Class B trust certificates are being offered pursuant to this prospectus supplement.
o The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities described in this prospectus supplement.
o Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part. Holders of trust certificates cannot cause call warrant holders to exercise their call rights. The call price will be the sum of the present values at the call date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the applicable Class B trust certificateholders, assuming that the underlying securities are paid when due and are not accelerated prior to their stated maturity. The call warrants are not being offered pursuant to this prospectus supplement. The trust does not intend to have the Class B trust certificates listed on a securities exchange and the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

                            The Underlying Securities
o The underlying securities, which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust and will consist of $35,000,000 6.125% Notes due 2033 issued by The Goldman Sachs Group, Inc., a Delaware corporation.

     Investing in the trust certificates involves certain risks, which are described in the "Risk Factors" sections beginning on page S-14 of this prospectus supplement and on page 6 of the accompanying prospectus.

     The trust certificates represent interests in the trust only and do not represent obligations of or interests in the depositor or any of its affiliates. The trust certificates do not represent a direct obligation of the underlying securities issuer or any of its affiliates.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

     The Class B trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about July 30, 2003.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------

            The date of this prospectus supplement is July 25, 2003.

                               TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page

Summary of Economic Terms....................................................S-3
Summary Information Q&A......................................................S-8
Risk Factors................................................................S-14
The Trust...................................................................S-19
Description of the Trust Certificates.......................................S-19
The Depositor...............................................................S-26
Description of the Trust Agreement..........................................S-26
Description of the Underlying Securities....................................S-30
United States Federal Income Tax Consequences...............................S-42
ERISA Considerations........................................................S-48
Underwriting................................................................S-49
Validity of the Class A Trust Certificates..................................S-49
Ratings.....................................................................S-49

                                   Prospectus

Summary Information Q&A........................................................3
Risk Factors...................................................................6
Incorporation of Certain Documents by Reference...............................13
Reports to Certificateholders.................................................15
The Depositor.................................................................16
Use of Proceeds...............................................................16
Establishment of the Trust....................................................17
Maturity and Yield Considerations.............................................18
Description of the Trust Certificates.........................................19
Description of the Trust Agreement............................................32
Description of Underlying Securities and Other Assets Deposited in the Trust..44
Currency Risks................................................................53
U.S. Federal Income Tax Consequences..........................................53
ERISA Considerations..........................................................58
Underwriting..................................................................61
Legal Matters.................................................................62

                                 --------------

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

                            SUMMARY OF ECONOMIC TERMS

         This summary highlights the principal economic terms of the underlying securities and of the trust certificates being issued by the trust. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

                             The Trust Certificates

The trust.....................................PPLUS Trust Series GSG-2, formed by Merrill Lynch Depositor, Inc.
                                              and the trustee.

Securities offered............................PPLUS Class B 0.375% Trust
                                              Certificates Series GSG-2.

Initial number of trust certificates..........1,400,000

Final scheduled distribution date.............February 15, 2033.

Distributions

    General...................................All distributions of payments or underlying securities will be made
                                              on a pro rata basis to the holders
                                              of the respective trust
                                              certificate class. The Class B and
                                              Class A trust certificateholders
                                              will have an equal right to
                                              receive distributions of interest.
                                              The distributions of principal to
                                              Class A trust certificateholders
                                              will be subordinate to those
                                              distributions of interest.

    Class B trust certificates

         Rate of distributions................0.375% per year on the principal amount of the underlying
                                              securities.

         Principal distribution...............The holders of the Class B trust certificates will not receive a
                                              distribution of the principal
                                              amount of the underlying
                                              securities unless a default on the
                                              underlying securities occurs or
                                              the underlying securities issuer
                                              ceases to file Exchange Act
                                              reports. See "Description of the
                                              Trust Certificates - Default on
                                              Underlying Securities" below.

    Class A trust certificates

         Aggregate stated amount..............$35,000,000

         Rate of distributions................5.75% per year on the stated
                                              amount of the Class A trust
                                              certificates.

         Principal distribution...............Unless their trust certificates are earlier purchased pursuant to
                                              the exercise of a call warrant,
                                              the holders of the Class A trust
                                              certificates will receive a
                                              distribution of the principal
                                              amount of the underlying
                                              securities on the final scheduled
                                              distribution date.

Deposited assets .............................The deposited assets will consist of the underlying securities. See
                                              "- The Underlying Securities" and
                                              "Description of the Underlying
                                              Securities" below.

Original issue date; closing date.............July 30, 2003.

Cut-off date..................................July 30, 2003.

Distribution dates............................February 15 and August 15, or if
                                              any such date is not a business
                                              day, then the next succeeding
                                              business day, to the persons in
                                              whose names the trust certificates
                                              are registered on the record date
                                              immediately preceding such
                                              distribution date, commencing
                                              August 15, 2003.

Record date...................................The business day immediately preceding each distribution date.

Call warrant..................................On any business day on or after
                                              August 15, 2008 that any call
                                              warrant holders designate as a
                                              "Call Date", the call warrant
                                              holders may, upon notice of not
                                              less than 30 days (or in the case
                                              of the announcement of any
                                              redemption or other unscheduled
                                              payment of the underlying
                                              securities or after receipt of
                                              notice of termination of the
                                              trust, not less than three days
                                              notice, or when a tender offer for
                                              the underlying securities is
                                              pending, not less than five days
                                              notice prior to the expiration of
                                              the tender offer acceptance
                                              period) but not more than 60 days
                                              prior to that Call Date, purchase
                                              your Class B trust certificates in
                                              whole or in part for the sum of
                                              the present values at the Call
                                              Date, discounted at the rate of
                                              6.125% per year, of the unpaid
                                              distributions due, or to become
                                              due, in respect of the
                                              distributions to be made to you by
                                              the trustee.

                                              On any business day before August
                                              15, 2008 and after the
                                              announcement of any redemption or
                                              other unscheduled payment of the
                                              underlying securities or receipt
                                              of notice of termination of the
                                              trust or when a tender offer for
                                              the underlying securities is
                                              pending, that any call warrant
                                              holders designate as a "Call
                                              Date", the call warrant holders
                                              may, in the case of receipt of
                                              notice of any redemption or other
                                              unscheduled payment of the
                                              underlying securities or of
                                              termination of the trust, upon
                                              notice of not less than three days
                                              or when a tender offer for the
                                              underlying securities is pending,
                                              upon notice of not less than five
                                              days prior to the expiration of
                                              the tender offer acceptance
                                              period, but not more than 60 days
                                              prior to that Call Date, purchase
                                              your Class B trust certificates in
                                              whole or in part for the sum of
                                              the present values at the Call
                                              Date, discounted at the rate of
                                              6.125% per year, of the unpaid
                                              distributions due, or to become
                                              due, in respect of the
                                              distributions to be made to you by
                                              the trustee, provided that if the
                                              warrants are to be exercised after
                                              the announcement of any redemption
                                              or other unscheduled payment of
                                              the underlying securities and
                                              prior to such redemption or other
                                              unscheduled payment,
                                              then the call date designated by
                                              the call warrant holder must be
                                              the second business day prior to
                                              such redemption or other
                                              unscheduled payment.

                                              In addition, at any time upon an
                                              acceleration of the underlying
                                              securities and payment in full by
                                              the underlying securities issuer
                                              of all amounts when due where the
                                              acceleration payment exceeds the
                                              sum of (i) the aggregate stated
                                              amount of the Class A trust
                                              certificates plus any accrued and
                                              unpaid distributions to the date
                                              of payment and (ii) the sum of the
                                              present values at the payment
                                              date, discounted at the rate of
                                              6.125% per year, of the unpaid
                                              distributions due, or to become
                                              due, in respect of the
                                              distributions to be made to the
                                              Class B trust certificateholders
                                              by the trustee (assuming, for the
                                              purpose of that calculation, that
                                              the underlying securities would
                                              have been paid in full at their
                                              stated maturity, that such
                                              acceleration had not occurred and
                                              that no portion of the underlying
                                              securities would have been
                                              redeemed prior to that stated
                                              maturity date), all outstanding
                                              call warrants will be exercised
                                              automatically. The Class B trust
                                              certificates will be purchased for
                                              the sum of the present values at
                                              the exercise date, discounted at
                                              the rate of 6.125% per year, of
                                              the unpaid distributions due, or
                                              to become due, in respect of the
                                              distributions to be made to the
                                              Class B trust certificateholders
                                              by the trustee.

                                              In all cases where only a portion
                                              of the outstanding call warrants
                                              are exercised, if a call warrant
                                              holder also holds Class B trust
                                              certificates on the date of the
                                              exercise of a call warrant, the
                                              call warrant holder may elect to
                                              call its own Class B trust
                                              certificates before any other
                                              person's Class B trust
                                              certificates are called.

Mandatory redemption..........................The trust certificates will be redeemable on a redemption of the
                                              underlying securities. See
                                              "Description of the Underlying
                                              Securities - Redemption" below.

Denominations; specified currency.............The Class B trust certificates will each have a notional
                                              principal amount of $25 and will
                                              be denominated and payable in U.S.
                                              dollars. The underwriter will
                                              initially offer the Class B trust
                                              certificates in minimum lots of 40
                                              trust certificates and subsequent
                                              increments of 40 trust
                                              certificates.

Collection periods............................Semi-annual periods (or, in the case of the first collection
                                              period, from and including the
                                              original issue date to, and
                                              including, the first distribution
                                              date). Any income to the trust,
                                              including interest payments on
                                              underlying securities, collected
                                              during a collection period will be
                                              used to pay the trust's
                                              obligations to the Class B and
                                              Class A certificateholders, the
                                              trustee and others as set out in
                                              the

                                              Series Supplement.

Form of trust certificate.....................Book-entry certificates with The
                                              Depository Trust Company, or DTC.
                                              See "Description of the Trust
                                              Certificates - Definitive Trust
                                              Certificates" on page S-19.
                                              Distributions will be settled in
                                              immediately available (same-day)
                                              funds.

Trustee.......................................The Bank of New York, as successor to United States Trust Company of
                                              New York.

Ratings......................................."A+" by Standard & Poor's Ratings
                                              Services, a division of The McGraw
                                              Hill Companies, Inc., and "Aa3" by
                                              Moody's Investors Service, Inc.
                                              See "Ratings" on page S-47.

Class B trust certificate's CUSIP number......73941 X 866

Class A trust certificate's CUSIP number......73941 X 874


                            The Underlying Securities

Underlying securities.........................6.125% Notes due 2033 issued by the underlying securities issuer.

Underlying securities issuer..................The Goldman Sachs Group, Inc.

Underlying securities trustee  ...............The Bank of New York.

Underlying securities original issue date  ...February 13, 2003.

Underlying securities final payment date......February 15, 2033.

Denominations; specified currency.............The underlying securities are denominated and payable in U.S.
                                              dollars and are available in
                                              minimum denominations of $1,000
                                              and multiples thereof.

Underlying securities payment dates...........February 15 and August 15, or if any such date is not a business
                                              day, then the next succeeding
                                              business day to the persons in
                                              whose names the underlying
                                              securities are registered at the
                                              close of business on the February
                                              1 or August 1, respectively,
                                              immediately prior to the relevant
                                              interest payment date, subject to
                                              certain exceptions.

Underlying securities rate....................6.125% per year.

Underlying securities distribution periods....Semi-annual periods.

Optional redemption...........................The underlying securities issuer will have the option to redeem the
                                              underlying securities, in whole or
                                              in part, at its option at any
                                              time, at a redemption price equal
                                              to the greater of (1) 100% of the
                                              principal amount of the underlying
                                              securities to be redeemed or (2)
                                              as determined by the quotation
                                              agent described below, the sum of
                                              the
                                              present values of the remaining
                                              scheduled payments of principal
                                              and interest on the underlying
                                              securities to be redeemed, not
                                              including any portion of these
                                              payments of interest accrued as of
                                              the date on which the underlying
                                              securities are to be redeemed,
                                              discounted to the date on which
                                              the underlying securities are to
                                              be redeemed on a semi-annual basis
                                              assuming a 360-day year consisting
                                              of twelve 30-day months, at the
                                              adjusted treasury rate described
                                              below plus 20 basis points, plus,
                                              in each case, accrued interest on
                                              the underlying securities to be
                                              redeemed to the date on which the
                                              underlying securities are to be
                                              redeemed. Holders of the
                                              underlying securities to be
                                              redeemed will receive at least 30
                                              days but not more than 60 days
                                              notice of that redemption. See
                                              "Description of the Underlying
                                              Securities - Redemption" below.

Additional Amounts and Tax Event Redemption...The underlying securities issuer intends to pay principal and
                                              interest without deducting U.S.
                                              withholding taxes. If it is
                                              required to deduct U.S.
                                              withholding taxes from payments to
                                              non-U.S. investors, however, it
                                              will pay additional amounts on
                                              those payments, but only to the
                                              extent described below under
                                              "Description of the Underlying
                                              Securities--Payment of Additional
                                              Amounts". The underlying
                                              securities issuer will be
                                              entitled, at its option, to redeem
                                              the underlying securities in whole
                                              and not in part if at any time it
                                              becomes obligated to pay
                                              additional amounts on any
                                              underlying securities on the next
                                              interest payment date, but only if
                                              its obligation results from a
                                              change in the laws or regulations
                                              of any U.S. taxing authority, or
                                              from a change in any official
                                              interpretation or application of
                                              those laws or regulations, that
                                              becomes effective or is announced
                                              on or after February 6, 2003. If
                                              it redeems the underlying
                                              securities pursuant to its tax
                                              event redemption right, it will do
                                              so at a redemption price equal to
                                              100% of the principal amount of
                                              the underlying securities
                                              redeemed, plus accrued interest to
                                              the redemption date.

Form of security..............................Book-entry securities with DTC.

Ratings......................................."A+" by Standard & Poor's Ratings
                                              Services, a division of The McGraw
                                              Hill Companies, Inc., and "Aa3" by
                                              Moody's Investors Service, Inc.

Underlying securities' CUSIP number...........38141GCU6

                             SUMMARY INFORMATION Q&A

         The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" sections beginning on page S-14 of this prospectus supplement and on page 6 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

         For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

         Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust. Each trust certificate will entitle the holder to receive semiannual cash distributions as described in this prospectus supplement. The underwriter is offering PPLUS Class B 0.375% Trust Certificates Series GSG-2 with a notional principal amount of $25 per trust certificate. The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of February 20, 1998, between Merrill Lynch Depositor, Inc. and The Bank of New York, as successor to United States Trust Company of New York, as trustee and securities intermediary, as amended and supplemented by the Series GSG-2 Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the "trust agreement"). The trust certificates will consist of two classes. Only the Class B trust certificates are being offered pursuant to this prospectus supplement. All payments on the trust certificates will come from the underlying securities.

         On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under "Description of the Trust Certificates - Call Warrants" on page S-21 of this prospectus supplement. The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

         PPLUS Trust Series GSG-2 will be a trust formed under the laws of the State of New York. The trust certificates issued by the trust will be sold to the public. The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above. The Bank of New York is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

         Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust. See "The Depositor" on page 16 of the accompanying prospectus. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

         Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement. This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

What Are the Trust's Assets?

         The initial assets of the trust will be the underlying securities consisting of $35,000,000 6.125% Notes due February 15, 2033 issued by The Goldman Sachs Group, Inc., a Delaware corporation. The underlying securities held by the trust will represent 1.75% of the total issuance of the 6.125% Notes due February 15, 2033. The underlying securities were issued pursuant to an indenture dated as of May 19, 1999 between the underlying securities issuer and The Bank of New York, as underlying securities trustee. Pursuant to a registration statement filed by the underlying securities issuer on Form S-3 (No. 333-63082), the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC. The underlying securities have a CUSIP number of 38141GCU6.

         The underlying securities will mature on February 15, 2033 unless redeemed earlier as described under "Description of the Underlying Securities - Redemption" below. The principal amount of the underlying securities will be payable to the trust on February 15, 2033. Either prior to the closing date of the offering of the trust certificates or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the initial assets of the trust and issue a corresponding amount of additional Class A and Class B trust certificates.

When Will You Receive Semiannual Distributions?

         If you purchase the Class B trust certificates, you will be entitled to receive cash distributions at an annual rate of 0.375% of the notional principal amount of $25 per trust certificate. Distributions will accumulate from the date the trust issues the trust certificates and will be paid semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2003 and ending on February 15, 2033, unless the final scheduled distribution date is advanced for any reason. Each semi-annual distribution on the Class B trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable, to, but not including, each distribution date. Such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

When Can the Trust Redeem the Trust Certificates?

         The trust certificates will be redeemed in accordance with the redemption of the underlying securities. The trust will redeem all of the outstanding Class B trust certificates when the underlying securities are paid at maturity on February 15, 2033 (the "stated maturity date") or on their earlier redemption. The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option or all of the underlying securities before the stated maturity date if it becomes obligated to pay additional amounts at the applicable redemption price. If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of Class A trust certificates, and an equal notional principal amount of Class B trust certificates, proportional to the amount of underlying securities being redeemed and redeem those Class B and Class A trust certificates for a pro rata portion of the redemption price. See "Description of the Trust Certificates - Redemption", "Description of the Underlying Securities - Redemption" below and the definition of allocation ratio on page S-24. Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants. See "When Will the Trust Certificates Be Subject to Call Warrants?" below. Upon exercise of any call warrants, the trustee will select by lot a stated or notional amount of Class A or Class B trust certificates, as applicable, to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.

When Will the Trust Certificates Be Subject to Call Warrants?

         On any business day on or after August 15, 2008 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). On any business day before August 15, 2008 and after receipt of notice of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a "Call Date", the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending, upon notice of not less than five days prior to the expiration of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the stated amount of the Class A trust certificates plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all outstanding call warrants will be exercised automatically, and your Class B trust certificates will be purchased for the sum of the present values at the payment date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred). Upon notice of exercise of any call warrants, the trustee will select by lot a notional principal amount of the Class B trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the Class B trust certificates upon such exercise of any call warrants, the trustee will surrender the Class B trust certificates to the exercising call warrant holders.

         In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of the call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person's Class B trust certificates are called.

         The call warrant holders are not required to exercise their call warrants with respect to the Class B trust certificates prior to their stated maturity date. We cannot assure you that the call warrant holders will purchase your trust certificates prior to February 15, 2033. For additional information on the exercise of call warrants, see "Description of the Trust Certificates - Call Warrants" on page S-21.

What Happens If There Is a Payment Default on the Underlying Securities?

         If there is a payment default on the underlying securities, the trustee, on or immediately after the 30th day after that default, will sell the underlying securities, divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined on page S-24, and distribute each class' portion of the proceeds pro rata to the holders of the trust certificates of that class. Upon such sale, the call warrants will expire and have no value. If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

              (1) pays all amounts when due, then the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of such amounts pro rata to the trust certificateholders of that class,

              (2) fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of the underlying securities pro rata to the trust certificateholders of that class, or

              (3) pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

In addition, if the underlying securities issuer ceases to file Exchange Act reports, the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of the underlying securities pro rata to the trust certificateholders of that class. If the events set forth in clause (1) of this paragraph occur, and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A Certificates plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of 6.125% per year, of the unpaid payments due, or to become due, in respect of the Class B Payments to be made on the Class B Certificates on or after the date of payment (assuming, for purposes of such calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants, all Class B certificateholders will receive the call price with respect to their Class B trust certificates called and all amounts received from the underlying securities issuer will be distributed directly to the call warrant holders. If the events set forth in clause (2) of this paragraph occur, the call warrants will expire and have no value. If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In What Form Will the Trust Certificates Be Issued?

         Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Class B trust certificates. The Class B trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement. The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for United States Federal Income Tax Purposes?

         The trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. For United States federal income tax purposes, the Class B trust certificates will represent direct ownership of (i) an interest coupon strip from the underlying securities that is treated as a newly-issued debt instrument under section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a written call option on such debt instrument. Each Class B trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from this newly-issued debt instrument. See "United States Federal Income Tax Consequences" on page S-40.

Will the Trust Certificates Be Listed on a Stock Exchange?

         The trust does not intend to apply to have the Class B trust certificates listed on a securities exchange.

Will the Trust Certificates Be Rated?

         It is a condition to the issuance of the Class B trust certificates that the Class B trust certificates have ratings assigned by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each, a "rating agency" and collectively, the "rating agencies"), equivalent to the ratings of the underlying securities. As of the date of this prospectus supplement, the underlying securities were rated "Aa3" by Moody's and "A+" by S&P.

         Moody's rating of the Class B trust certificates addresses the ultimate cash receipt of all required interest payments on the Class B trust certificates at the earliest of the Call Date and the final scheduled distribution date as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments. Moody's rating does not address any additional payments that certificateholders may receive under the governing documents. The rating of the Class B trust certificates by S&P addresses the likelihood of timely payment of distributions on the Class B trust certificates or any underlying securities distributed in respect of the trust certificates. We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Class B trust certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Class B trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

         An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an individual retirement account (each, a "plan") are each permitted to purchase trust certificates. However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities?

         The underlying securities issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC's Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities issuer at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The underlying securities issuer filed with the SEC a registration statement on Form S-3 (the "registration statement", which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended, with respect to the underlying securities. The prospectus and the prospectus supplement relating to the underlying securities do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the underlying securities and the underlying securities issuer, you should refer to the prospectus supplement, the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         You should not rely on this prospectus supplement for information with respect to the underlying securities issuer. This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the underlying securities or the underlying securities issuer. This prospectus supplement relates only to the Class B trust certificates offered hereby and does not relate to the underlying securities. All disclosure contained herein with respect to the underlying securities issuer is derived from publicly available documents.

         No investigation with respect to the underlying securities issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the underlying securities has been made. You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith.

                                  RISK FACTORS

         Your investment in the Class B trust certificates will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Class B trust certificates is suitable for you.

If the underlying securities are redeemed prior to their maturity date or if any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your Class B trust certificates

         The yield you will realize on your Class B trust certificates depends upon several factors, including

              o    the purchase price of the Class B trust certificates,

              o    when you acquire your Class B trust certificates,

              o whether the underlying securities issuer exercises its option to redeem the underlying securities, and

              o whether the call warrant holders exercise their optional rights to purchase outstanding Class B trust certificates.

         The underlying securities issuer has the right to redeem the underlying securities in whole or in part at its option or in whole if it becomes obligated to pay additional amounts. Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.

         Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your Class B trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the Class B trust certificates. On any business day on or after August 15, 2008 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). On any business day before August 15, 2008 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a "Call Date", the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending upon notice of not less than five days prior to the expiration of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the payment date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distribution to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all outstanding call warrants will be exercised automatically, and your Class B trust certificates will be purchased for the sum of the present values at the payment date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred).

         If the call warrant holders exercise their call warrants for Class B trust certificates, the trust will redeem the Class B trust certificates or select by lot Class B trust certificates to be surrendered to the call warrant holders. Prevailing interest rates at the time of an early redemption or a call exercise may be lower than the yield on your Class B trust certificates. Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants. In addition, if the prevailing market value of the Class B trust certificates exceeds the redemption price or call exercise price paid to you upon a redemption of the underlying securities or the exercise of a call, you will not be able to realize such excess.

         In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of the call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person's Class B trust certificates are called.

         See "Description of the Trust Certificates - Call Warrants" on page S-21 and see "Description of the Underlying Securities - Redemption" on page S-35.

An inactive public market may limit your ability to sell your Class B trust certificates

         We cannot assure you that an active public market for the Class B trust certificates will develop or, if a public market develops, that you will be able to sell your Class B trust certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations. Merrill Lynch & Co. is not obligated, however, to make a market in any series of the trust certificates. At its sole discretion, Merrill Lynch & Co. may discontinue its market-making activities at any time without notice to you. In addition, the underlying securities are not listed on a securities exchange. Upon certain events described on page S-23 of this prospectus supplement, the underlying securities may be distributed to you. We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold. If an active public market for the Class B trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your Class B trust certificates or the underlying securities that you may hold may be adversely affected. We do not expect to apply for listing of the Class B trust certificates on a securities exchange.

You may not be paid if the assets of the trust are insufficient

         Currently, the trust has no significant assets other than the underlying securities. If the underlying securities are insufficient to make payments or distributions on the trust certificates, no other assets will be available for payment of the deficiency. The underlying securities issuer is organized as a holding company that owns subsidiary companies. According to the underlying securities prospectus, those subsidiary companies conduct substantially all of the underlying securities issuer's business and results in three principal risks:

              o the underlying securities issuer's right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of its security holders, including the trust, to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims the underlying securities issuer may have as a creditor of the subsidiary are recognized,

              o dividends, loans and advances to the underlying securities issuer from some of its subsidiaries, including Goldman, Sachs & Co., are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies and thus the underlying securities issuer's access to funds to pay its obligations, including the underlying securities, is restricted, and

              o because some of the underlying securities issuer's subsidiaries, including Goldman, Sachs & Co., are partnerships in which it is a general partner, the underlying securities issuer may be liable for their obligations. The underlying securities issuer also guarantees many of the obligations of its subsidiaries. Any liability the underlying securities issuer may have for its subsidiaries' obligations could reduce its assets that are available to satisfy its direct creditors, including investors in its securities, including the trust.

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities issuer ceases filing Exchange Act reports

         If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities issuer ceases to file Exchange Act reports, then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders. Your recovery in either of those events may be limited by two factors:

              o if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the aggregate stated amount of the trust certificates; and

              o in either event, any distribution of funds or underlying securities by the trust to the Class A and Class B trust certificateholders will be done in accordance with the allocation ratio as described in "Description of the Trust Certificates -- Default on Underlying Securities" below. The funds or aggregate principal amount of underlying securities you receive on that distribution may be less than the stated amount of your trust certificates.

The trustee will not manage the underlying securities

         Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer. As provided in the trust agreement, the trust will dispose of the underlying securities only if

              o    there is a payment default on any underlying securities,

              o there is another type of default that accelerates the maturity of the underlying securities, or

              o the underlying securities issuer ceases to file Exchange Act reports.

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist. The trustee has no discretion to do otherwise. If adverse market conditions do exist at the time of the trustee's sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter and the trustee have not investigated the underlying securities

         The depositor, the underwriter and the trustee have not

              o investigated the business condition, financial or otherwise, of the underlying securities issuer, or

              o verified any reports or information that the underlying securities issuer has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer.

The trust certificates are subject to the creditworthiness of the underlying securities issuer

         The trust certificates represent interests in obligations of the underlying securities issuer. In particular, the trust certificates will be subject to all the risks associated with directly investing in the underlying securities issuer's unsecured unsubordinated debt obligations. Neither the indenture nor the underlying securities place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer.

The payments owed to the trust certificateholders are unsecured obligations

         In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer. According to the underlying securities prospectus, the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated debt obligations of the underlying securities issuer. The underlying securities and the indenture do not limit the underlying securities issuer or any of its subsidiaries from incurring additional debt.

The trust owes certain payments to an affiliate of the underwriter

         On August 15, 2003, as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from February 13, 2003 to but not including the closing date set forth in this prospectus supplement. In the event an optional redemption, a payment default or acceleration on the underlying securities occurs on or prior to August 15, 2003 and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

The ratings of the trust certificates may change

         At the time of issuance, Moody's and/or S&P will have assigned ratings to the Class B trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated "Aa3" by Moody's and "A+" by S&P.

         Any rating issued with respect to the Class B trust certificates is not a recommendation to purchase, sell or hold a security. Ratings do not comment on the market price of the Class B trust certificates or their suitability for a particular investor. The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit. A revision or withdrawal of a rating may adversely affect the market price of the Class B trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust

         An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust. The depositor's affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust. The price to the public of the Class B trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.

                                    THE TRUST

         The trust under which the Class B trust certificates are issued will be formed pursuant to the Series Supplement, to be dated the date set forth in this prospectus supplement, between the depositor, the trustee and the securities intermediary. Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust. The trustee, on behalf of the trust, will accept the underlying securities and will deliver the Class B trust certificates to or upon an order of the depositor.

         The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer. The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the Class B trust certificates.

                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The trust certificates will be denominated and their distributions will be payable in U.S. dollars. The Class B trust certificates each have a notional principal amount of $25.

         Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior distribution date (as defined on page S-3) or, in the case of the first collection period, from and including the original issue date, to and including the first distribution date. Each semi-annual distribution on the Class B trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable to, but not including, each distribution date and such interest is paid to the trust on each distribution date, in accordance with the terms of the underlying securities.

         The holders of the Class B trust certificates will be entitled to receive, on each distribution date, commencing August 15, 2003 and ending on the final scheduled distribution date, the payment of a distribution equal to 0.375% per year multiplied by the principal amount of the underlying securities.

         The holders of the Class A trust certificates will be entitled to receive, on each distribution date, commencing August 15, 2003 and ending on the final scheduled distribution date, payment of distributions at a rate of 5.75% per year on the stated amount of the Class A trust certificates, commencing on the initial issuance of the Class B trust certificates, and a distribution of the principal amount of the underlying securities on February 15, 2033.

         The right of the holders of the Class B trust certificates to the interest payments received on the underlying securities by the trust is of equal priority with the right of the Class A trust certificateholders to receive distributions from those interest payments. The Class B trust certificateholders will generally not be entitled to any allocation of any principal payments received on the underlying securities unless the underlying securities are redeemed, a default on the underlying securities occurs or the underlying securities issuer ceases to file Exchange Act reports. See "- Redemption" and "- Default on Underlying Securities" below.

         The Class B trust certificates will be delivered in registered form. The Class B trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum notional principal amounts of and integral multiples of $25 notional principal amount. The underwriter will initially offer the Class B trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates. The Class B trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below. DTC has informed the depositor that DTC's nominee will be Cede & Co. No holder of any Class B trust certificate will be entitled to receive a certificate representing that person's interest, except as set forth below under

"Definitive Trust Certificates" on page S-19. Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by Class B trust certificateholders with respect to any Class B trust certificates shall refer to actions taken by DTC upon instructions from its participants. See "- Definitive Trust Certificates" below and "Description of the Trust Certificates - Global Securities" on page 29 of the accompanying prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class B trust certificateholder under the trust agreement only at the direction of one or more participants having Class B trust certificates credited to their DTC accounts. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of certificates evidence specified voting rights. DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

         Definitive trust certificates will be issued to Class B trust certificateholders or their nominees only if

              o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Class B trust certificates and the depositor is unable to locate a qualified successor, or

              o at the depositor's option, it elects to terminate the book-entry system of the Class B trust certificates through DTC.

         Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive Class B trust certificates. Upon surrender by DTC of the global certificates representing the Class B trust certificates and receipt of instructions for re-registration, the trustee will reissue the Class B trust certificates as definitive trust certificates issued in the stated amounts owned by the individual Class B trust certificateholders. Then, the trustee will recognize the holders of definitive Class B trust certificates as Class B trust certificateholders under the trust agreement.

Redemption

         Upon the redemption of the underlying securities, the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than 30 nor more than 60 days' notice of a date of an optional redemption and not more than 90 days before the next date on which the underlying securities issuer would be obligated to pay additional amounts, in the case of a tax event redemption. The trust will then distribute these redemption proceeds pro rata to trust certificateholders, including call holders who may have exercised their calls and acquired trust certificates prior to the date of redemption, as described below.

         In the event of an optional redemption, which may be in whole or in part at the option of the underlying securities issuer, the redemption price of the underlying securities will be equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 20 basis points, plus, in each case, accrued interest on the underlying securities to be redeemed to the date on which the underlying securities are to be redeemed. See "Description of Underlying Securities--Redemption--Optional Redemption" on page S-35.

         In the event of a tax event redemption, which may be in whole but not in part, the redemption price of the underlying securities will be equal to 100% of the principal amount of the underlying securities redeemed, plus accrued interest to the redemption date. See "Description of Underlying Securities--Redemption--Tax Event Redemption" on page S-35.

         The trust will then distribute these redemption proceeds as follows:

              o first, pro rata to the Class A trust certificateholders until each shall have received the stated amount of each Class A trust certificate they hold plus accrued and unpaid distributions on the Class A trust certificates to the redemption date,

              o second, pro rata to the Class B trust certificateholders until each shall have received the present value of future cash flows on Class B trust certificates at the redemption date discounted at 6.125%, and

              o third, any remaining redemption proceeds will be divided between the classes of trust certificates in accordance with the allocation ratio, as defined on page S-24, and within each class, the redemption proceeds will be distributed pro rata to the certificateholders of that class of trust securities.

         If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of Class A trust certificates, and an equal notional principal amount of Class B trust certificates, proportional to the amount of underlying securities being redeemed and will redeem those Class A and Class B trust certificates and distribute the redemption proceeds as described in the preceding paragraph. In the case of such redemption call warrant holders will have the opportunity to exercise their call warrants and call the certificates to be redeemed. The number of trust certificates of a particular class selected by lot by the trustee may be reduced by the number of any trust certificates of that class called pursuant to the exercise of call rights prior to the redemption.

Listing on a Securities Exchange

         The depositor does not intend to list the Class B trust certificates on a securities exchange.

Collections and Distributions

         To the extent of available funds, the trust will make the following distributions in the following order of priority

              o to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

              o pro rata to the holders of the Class A and Class B trust certificates, distributions at the rate of 5.75% per year on the stated amount of the Class A trust certificates to the Class A trust certificateholders and 0.375% per year multiplied by the principal amount of the underlying securities to the holders of the Class B trust certificates until the final scheduled distribution date,

              o divided between the classes in accordance with the proportionate interest of each class in any delayed interest payments on the underlying securities and each class' portion distributed to the holders of each class pro rata, if available, of any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

              o to the Class A trust certificateholders, a distribution of the principal amount of the underlying securities held by the trust on the final scheduled distribution date,

              o to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust's liabilities, and

              o if any funds remain in the certificate account after all of the trust's liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

         "Available funds" for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below. If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses. In the event of a payment default on the underlying securities, the trustee's approved extraordinary expenses (see "Description of the Trust Agreement - The Trustee" on page S-25) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

         If the trustee has not received payment on the underlying securities on or prior to a distribution date, the distribution will be made upon receipt of payment on the underlying securities. No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the underlying securities issuer as a result of the delay will be paid to the trust certificateholders.

         The trustee shall invest all amounts received on or with respect to the underlying securities that are not distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments. "Eligible investments" means, with respect to the trust certificates, those investments consistent with the trust's status as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date. Income on these investments will constitute trust property.

         The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders. To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls. The depositor will pay the trustee's ordinary expenses.

Call Warrants

The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions. On any business day on or after August 15, 2008 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). On any business day before August 15, 2008 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a "Call Date", the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending, upon notice of not less than five days prior to the termination of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your Class B trust certificates in whole or in part for the sum of the present values at the Call Date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the aggregate stated amount of the Class A trust certificates plus any accrued and unpaid distributions to the date of payment and (ii) the sum of the present values at the date of payment, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B trust certificateholders by the trustee (assuming, for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date), all outstanding call warrants will be exercised automatically, and your Class B trust certificates will be purchased for the sum of the present values at the payment date, discounted at the rate of 6.125% per year, of the unpaid distributions due, or to become due, in respect of the distributions to be made to you by the trustee (assuming for the purpose of that calculation, that the underlying securities would have been paid in full at their stated maturity date, that no redemption had occurred and such acceleration had not occurred).

         If a call warrant holder has met the exercise requirements set forth below, the holder may, on the Call Date, purchase a principal or notional amount of Class B or Class A trust certificates, as applicable, proportionate to such holder's call warrant at the exercise price. In order to exercise its call warrants, the call warrant holder must, not less than 30 days (or not less than three days in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than five days prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to such Call Date,

              o notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

              o deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with The Bank of New York, as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

              o provide the trustee with certain other documents customary for a transaction of this nature.

         The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration. Upon exercise of any call warrants on Class B trust certificates, the trustee will select by lot a notional principal amount of Class B trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

         In all cases where only a portion of the outstanding call warrants are exercised, if a call warrant holder also holds Class B trust certificates on the date of the exercise of the call warrant, the call warrant holder may elect to call its own Class B trust certificates before any other person's Class B trust certificates are called.

Exchange of Trust Certificates

         Merrill Lynch & Co. or any of its affiliates, other than the depositor, or any other person (or group of affiliated persons, in each case (a) other than the depositor and (b) holding no less than $500,000 in stated amount of Class A trust certificates and $500,000 notional principal amount of Class B trust certificates) holding Class A trust certificates with an aggregate stated amount of $5 million or more and a corresponding number of Class B trust certificates, all of which were acquired pursuant to the exercise of call warrants, may notify the trustee, not less than 30 days but not more than 60 days prior to a given distribution date, that it intends to tender its Class A and Class B trust certificates to the trustee on that distribution date in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the Class A trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than 5 days but not more than 60 days prior to a given date, that it intends to tender Class A trust certificates with an aggregate stated amount of $5 million or more and a corresponding number of Class B trust certificates to the trustee on that date in exchange for a proportional amount of underlying securities. Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person exercising the optional exchange. No optional exchange can be made unless an equal number of Class A and Class B trust certificates are tendered. In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants. Such optional exchange will not be made if

              o the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act"),

              o the exchange would affect the characterization of the trust as a "grantor trust" under the Code, or

              o in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.

See "Description of the Certificates - Optional Exchange" on page 27 of the accompanying prospectus. Upon such tender of Class A and Class B trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the Class A trust certificates that were tendered.

Default on Underlying Securities

         If there is a payment default on the underlying securities, the trustee will, on or immediately after the 30th day after that default, sell the underlying securities, divide the proceeds from the sale of the underlying securities between the trust certificate classes in accordance with the allocation ratio, as defined below, and distribute each class' portion of the proceeds pro rata to the holders of the trust certificates of that class. Upon such sale, the call warrants will expire and have no value. If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

              (1) pays all amounts when due, then the trustee will divide such amounts between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of such amounts pro rata to the trust certificateholders of that class,

              (2) fails to pay such amount when due, then the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of the underlying securities pro rata to the trust certificateholders of that class, or

              (3) pays only a portion of such amount when due, then the trustee will divide any amounts received along with the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of such amounts and the underlying securities pro rata to the trust certificateholders of that class.

In addition, if the underlying securities issuer ceases to file Exchange Act reports the call warrant holders will have an opportunity to exercise call rights and thereafter the trustee will divide the underlying securities between the trust certificate classes in accordance with the allocation ratio and distribute each class' portion of the underlying securities pro rata to trust certificateholders of that class. If the events set forth in clause (1) of this paragraph occur, and if such payment exceeds the sum of (x) the aggregate stated amount of the Class A trust certificates plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of 6.125% per year, of the unpaid payments due, or to become due, in respect of the Class B Payments to be made on the Class B trust certificates on or after the date of payment (assuming for purposes of such calculation, that the underlying securities would have been paid in full at their stated maturity date, that such acceleration had not occurred and that no portion of the underlying securities would have been redeemed prior to that stated maturity date) all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants, all certificateholders will receive the call price with respect to their trust certificates called and all amounts received from the underlying securities issuer will be distributed directly to the call warrant holders. If the events set forth in clause (2) of this paragraph occur, the call warrants will expire and have no value. If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

         In this prospectus supplement, "allocation ratio" means the ratio of the Class A allocation to the Class B allocation. The "Class A allocation" means the present value, discounted at the rate of 6.125% per year, of:

              (a) the unpaid interest, except for the payments to be made to Class B trust certificateholders, due or to become due on the underlying securities on or prior to the final distribution date; and

              (b) the principal amount of the underlying securities then held by the trust,

in each case assuming that the underlying securities are paid when due and are not accelerated or redeemed prior to their stated maturity date. The "Class B allocation" means the sum of the present values, discounted at the rate of 6.125% per year, of the unpaid payments due, or to become due, in respect of the payments to be made to the Class B trust certificateholders by the trust, assuming that the underlying securities are paid when due and are not accelerated or redeemed prior to their stated maturity date.

                                  THE DEPOSITOR

         The depositor, Merrill Lynch Depositor, Inc., a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

         The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" on page 16 of the accompanying prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-3 (Registration No. 333-29015). The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed. The trust created under the Series Supplement will consist of

              o    the deposited assets, and

              o all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates. The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement. You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

         The discussions in the prospectus under "Description of the Trust Agreement - Advances in Respect of Delinquencies" on page 33, "Description of the Trust Agreement - Certain Matters Regarding the Trustee, Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent) on page 34, "Description of the Trust Agreement - Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event" on page 35 and "Description of the Trust Agreement - Evidence as to Compliance" on page 42 are not applicable to the trust certificates.

The Trustee

         The Bank of New York, as successor to United States Trust Company of New York, will be the trustee for the trust certificates and the trust pursuant to the trust agreement. The trustee's offices are located at 100 Church Street, 8th Floor, New York, New York 10286, Attn: Corporate Trust Division and its telephone number is (212) 437-4055.

         The trustee shall receive compensation as set forth in an agreement between the depositor and the trust.

         The trust agreement will provide that the trustee may not take any action that, in the trustee's opinion, would or might cause it to incur extraordinary expenses, unless

              o the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

              o the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

              o the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee's own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

Events of Default

         An event of default with respect to the trust certificates under the trust agreement will consist of

              o a default in the payment of any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period);

              o a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

              o any other event specified as an event of default in the indenture.

         The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it. However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

         No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless

              o such trust certificateholder previously has given to the trustee written notice of a continuing breach,

              o trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

              o the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

              o the trustee has for 15 days failed to institute a proceeding, and

              o no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

"Required percentage-remedies" shall mean 66 2/3% of the voting rights.

Voting Rights

         At all times, voting rights shall be allocated between the Class A and Class B trust certificate classes in accordance with the allocation ratio, as defined on page S-24. Within each class, voting rights will be allocated pro rata among the trust certificateholders. The "required percentage-amendment" of voting rights necessary to consent to a modification or amendment is 66 2/3%. Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders of a particular class or the call warrant holders without the consent of 100% of the trust certificateholders of that class or the call warrant holders, as the case may be. No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code. See "Description of the Trust Agreement - Modification and Waiver" on page 39 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

         The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement. If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date. The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation. The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the trust certificates) as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required after weighing the votes of the Class A and Class B trust certificateholders according to the allocation ratio. Despite anything to the contrary, the trustee shall at no time vote or consent to any matter

              o unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

              o which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of all Class A and Class B trust certificateholders and the call warrant holders, or

              o except as provided in the second paragraph below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the consent of 100% of the Class A and Class B trust certificateholders and the call warrant holders.

         The trustee shall have no liability for any failure to act resulting from trust certificateholders' late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

         If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable. Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

         If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding Class A and Class B trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable. In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder's interests may differ from each other.

Termination of the Trust

         The trust shall terminate upon the earliest to occur of

              o the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

              o the exchange of all outstanding Class A and Class B trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

              o the distribution in full of all amounts due to the Class A and Class B trust certificateholders and

              o    the final scheduled distribution date.

         See "Description of the Trust Agreement - Termination" on page 42 of the accompanying prospectus.

         In addition, the holders of all, but not less than all, outstanding Class A and Class B trust certificates may elect to terminate the trust at any time; provided that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act. Under the terms of the Trust Agreement and the call warrants, the Class A and Class B trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The underlying securities represent the sole assets of the trust that are available to make distributions in respect of the trust certificates. The primary economic terms of the underlying securities are described in "Summary of Economic Terms" beginning on page S-3 and "Summary Information Q&A" beginning on page S-8 in this prospectus supplement.

         This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer. This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities. All disclosures contained in this prospectus supplement with respect to the underlying securities issuer and the underlying securities are derived from publicly available documents.

         The underlying securities convert into cash in a finite time period and the underlying securities issuer (a) is subject to the periodic reporting requirements of the Exchange Act; and (b) is eligible to use a Registration Statement on Form S-3 for a primary offering of non-convertible investment grade securities. As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities issuer with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust. For further information, see "Risk Factors--If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired" in the accompanying prospectus. The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

         According to the underlying securities issuer's publicly available documents, the underlying securities issuer is a leading global investment banking and securities firm that provides a wide range of services worldwide to a substantial and diversified client base. As of November 30, 2001, it operated offices in over 20 countries and approximately 36% of its 22,677 employees were based outside the United States. The underlying securities issuer is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, it converted from a partnership to a corporation and completed an initial public offering of its common stock. The Goldman Sachs Group, Inc. and its common stock is listed for trading on the New York Stock Exchange under the symbol "GS." The underlying securities issuer's principal executive offices are located at 85 Broad Street, New York, NY, 10004 and its telephone number is
(212) 902-1000.

         The underlying securities issuer is subject to the informational requirements of the Exchange Act and files periodic reports and other information with the SEC. You may inspect and copy these reports and other information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials for a fee by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities issuer at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Although we have no reason to believe the information concerning the underlying securities or the underlying securities issuer contained in the prospectus related to the underlying securities or in the underlying securities issuer's Exchange Act reports is not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the underlying securities or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates. Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust's receipt of payments on the underlying securities. You should consider carefully the financial condition of the underlying securities issuer and its ability to make payments in respect of such underlying securities. This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities issuer or the underlying securities. Information contained in this prospectus supplement regarding the underlying securities and the underlying securities issuer is derived from publicly available documents. None of the depositor, the underwriter or the trustee participated in the preparation of such documents or takes any responsibility for the accuracy or completeness of the information provided therein.

         You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

Underlying Securities Indenture

         The underlying securities were issued under an indenture dated as of May 19, 1999, between the underlying securities issuer and the underlying securities trustee. The underlying securities will mature on February 15, 2033. The underlying securities are 1.75% of an issue totaling $2,000,000,000.

         The following summaries of certain provisions of the underlying securities and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated June 25, 2001 as supplemented by a prospectus supplement dated February 6, 2003 as amended on February 10, 2003 relating to the underlying securities and are subject to, and are qualified in their entirety by reference to, all provisions of the prospectus, prospectus supplement and the indenture including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

         Reference is made to the underlying securities prospectus for the terms of the underlying securities not set forth herein. Principal, premium, if any, and interest will be payable, and the underlying securities will be transferable, in the manner described in the underlying securities prospectus.

         The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the underlying securities issuer may issue debt securities from time to time in one or more series.

         Interest on the underlying securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date, redemption date or maturity date of any underlying security falls on a day that is not a business day, then payment of principal, premium, if any, or interest will be made on the next succeeding business day.

         No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

         The underlying securities will not be entitled to the benefit of any sinking fund.

         The underlying securities will be the underlying securities issuer's unsecured senior obligations that will rank on a parity with all of the underlying securities issuer's other unsecured senior indebtedness from time to time outstanding.

Events of Default

         The indenture limits the underlying securities issuer's ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities. Certain events of default contained in the indenture are as follows.

         Events of Default; Rights upon Default

         The following are events of default under the indenture with respect to the underlying securities:

              o The underlying securities issuer does not pay the principal or any premium on any underlying security on the due date;

              o The underlying securities issuer do not pay interest on any underlying security within 30 days after the due date;

              o The underlying securities issuer remains in breach of any covenant for the benefit of the underlying securities in the underlying securities indenture, for 60 days after the underlying securities issuer receives a notice of default stating that the underlying securities issuer is in breach and requiring the underlying securities issuer to remedy the breach. The notice must be sent by the underlying securities trustee or the holders of at least 10% in principal amount of the underlying securities;

              o The underlying securities issuer files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the underlying securities issuer occur. Those events must arise under U.S. federal or state law, unless the underlying securities issuer merge, consolidate or sell the underlying securities issuer's assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.

         If an event of default has occurred with respect to the underlying securities and has not been cured or waived, the underlying securities trustee or the holders of not less than 25% in principal amount of all underlying securities may declare the entire principal amount of the underlying securities to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the underlying securities issuer, the entire principal amount of the underlying securities will be automatically accelerated, without any action by the underlying securities trustee or any holder.

         Each of the situations described above is called an acceleration of the maturity of the underlying securities. If the maturity of the underlying securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the underlying securities may cancel the acceleration.

         If an event of default occurs, the underlying securities trustee will have special duties. In that situation, the underlying securities trustee will be obligated to use those of its rights and powers under the underlying securities indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

         Except as described in the prior paragraph, the underlying securities trustee is not required to take any action under the underlying securities indenture at the request of any holders of underlying securities unless the holders offer the underlying securities trustee reasonable protection from expenses and liability. This is called an indemnity. If the underlying securities trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all of the underlying securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the underlying securities trustee. These majority holders may also direct the underlying securities trustee in performing any other action under the underlying securities indenture with respect to the underlying securities.

         Before holders of underlying securities, including the trust, can bypass the underlying securities trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to any underlying security, all of the following must occur:

              o The holder of the trust's underlying security must give the underlying securities trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

              o The holders of not less than 25% in principal amount of all underlying securities must make a written request that the underlying securities trustee take action because of the default, and they or other holders must offer to the underlying securities trustee indemnity reasonably satisfactory to the underlying securities trustee against the cost and other liabilities of taking that action;

              o The underlying securities trustee must not have taken action for 60 days after the above steps have been taken; and

              o During those 60 days, the holders of a majority in principal amount of the underlying securities must not have given the underlying securities trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the underlying securities.

         Holders of underlying securities are entitled at any time, however, to bring a lawsuit for the payment of money due on their underlying security on or after its due date.

         The holders of not less than a majority in principal amount of the underlying securities may waive a default for all of the underlying securities. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any single holder's underlying security, however, without the approval of the particular holder of that underlying security.

Modification of the Indenture

         There are three types of changes the underlying securities issuer can make to the underlying securities indenture and the underlying securities of any series issued under that indenture.

         Changes Requiring Each Holder's Approval

         First, there are changes that cannot be made without the approval of each holder of an underlying security affected by the change under the underlying securities indenture. Here is a list of those types of changes:

              o change the stated maturity for any principal or interest payment on an underlying security;

              o reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for an underlying security;

              o permit redemption of an underlying security if not previously permitted;

              o impair any right a holder may have to require repayment of its debt security;

              o    change the currency of any payment on an underlying security;

              o    change the place of payment on an underlying security;

              o impair a holder's right to sue for payment of any amount due on an underlying security;

              o reduce the percentage in principal amount of the underlying securities of any one or more affected series of securities under the indenture, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those underlying securities;

              o reduce the percentage in principal amount of the underlying securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive the underlying securities issuer's compliance with the applicable indenture or to waive defaults; and

              o change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected underlying security.

         Changes Not Requiring Approval

         The second type of change does not require any approval by holders of the underlying securities. These changes are limited to clarifications and changes that would not adversely affect the underlying securities in any material respect. Nor does the underlying securities issuer need any approval to make changes that affect only underlying securities to be issued under the indenture after the changes take effect.

         The underlying securities issuer may also make changes or obtain waivers that do not adversely affect a particular underlying security, even if they affect other underlying securities. In those cases, the underlying securities issuer does not need to obtain the approval of the holder of the unaffected underlying security; the underlying securities issuer need only obtain any required approvals from the holders of the affected underlying securities.

         Changes Requiring Majority Approval

         Any other change to the indenture and the underlying securities would require the following approval:

              o If the change affects only the underlying securities of a particular series, it must be approved by the holders of a majority in principal amount of the underlying securities of that series.

              o If the change affects the underlying securities of more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the underlying securities of all the affected series voting together as one class for this purpose.

         In each case, the required approval must be given by written consent.

         The same majority approval would be required for the underlying securities issuer to obtain a waiver of any of the underlying securities issuer's covenants in the indenture. The underlying securities issuer's covenants include the promises the underlying securities issuer make about merging and putting liens on the underlying securities issuer's interests in Goldman, Sachs & Co., which are describe below under "--Covenants--Mergers and Similar Transactions" and "--Covenants--Restriction on Liens." If the underlying securities holders approve a waiver of a covenant, the underlying securities issuer will not have to comply with it. The underlying securities holders, however, cannot approve a waiver of any provision in a particular underlying security, or in the indenture as it affects that underlying security, that the underlying securities issuer cannot change without the approval of the holder of that underlying security as described above in "--Changes Requiring Each Holder's Approval", unless that underlying securities holder approves the waiver.

Covenants

         According to the underlying securities prospectus, the underlying securities issuer has agreed to three principal restrictions on its activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to the underlying securities as long as any of those underlying securities are outstanding.

         Limitations on Liens

         According to the underlying securities prospectus, the underlying securities issuer has promised not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that the underlying securities issuer or any of the underlying securities issuer's subsidiaries own in Goldman, Sachs & Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless the underlying securities issuer also secures the underlying securities on an equal or priority basis with the other secured debt. The underlying securities issuer's promise, however, is subject to an important exception: the underlying securities issuer may secure debt for borrowed money with liens on those interests without securing the senior underlying securities of any series if the underlying securities issuer's board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

         Except as noted above, the indenture does not restrict the underlying securities issuer's ability to put liens on the underlying securities issuer's interests in the underlying securities issuer's subsidiaries other than Goldman, Sachs & Co., nor does the indenture restrict the underlying securities issuer's ability to sell or otherwise dispose of the underlying securities issuer's interests in any of the underlying securities issuer's subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens the underlying securities issuer creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

         Mergers and Similar Transactions

         According to the underlying securities prospectus, the underlying securities issuer is generally permitted to merge or consolidate with another corporation or other entity. The underlying securities issuer is also generally permitted to sell the underlying securities issuer's assets substantially as an entirety to another corporation or other entity. With regard to the underlying securities, however, the underlying securities issuer may not take any of these actions unless all the following conditions are met:

              o If the successor entity in the transaction is not the underlying securities issuer, the successor entity must be organized as a corporation, partnership or trust and must expressly assume the underlying securities issuer's obligations under the underlying securities and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

              o Immediately after the transaction, no default under the underlying securities has occurred and is continuing. For this purpose, "default under the underlying securities" means an event of default or any event that would be an event of default if the requirements for giving the underlying securities issuer default notice and for the underlying securities issuer's default having to continue for a specific period of time were disregarded.

         If the conditions described above are satisfied with respect to the underlying securities, the underlying securities issuer will not need to obtain the approval of the holders of the underlying securities in order to merge or consolidate or to sell the underlying securities issuer's assets. Also, these conditions will apply only if the underlying securities issuer wishes to merge or consolidate with another entity or sell the underlying securities issuer's assets substantially as an entirety to another entity. The underlying securities issuer will not need to satisfy these conditions if the underlying securities issuer enters into other types of transactions, including any transaction in which the underlying securities issuer acquires the stock or assets of another entity, any transaction that involves a change of control of underlying securities issuer but in which the underlying securities issuer does not merge or consolidate and any transaction in which the underlying securities issuer sells less than substantially all the underlying securities issuer's assets.

         Also, if the underlying securities issuer merges, consolidates or sells the underlying securities issuer's assets substantially as an entirety and the successor is a non-U.S. entity, neither the underlying securities issuer nor any successor would have any obligation to compensate holders of the underlying securities for any resulting adverse tax consequences relating to their underlying securities.

Payment of Additional Amounts

         According to the underlying securities prospectus, the underlying securities issuer intends to make all payments on the underlying securities without deducting U.S. withholding taxes. If the underlying securities issuer is required by law to do so on payments to non-U.S. investors, however, the underlying securities issuer will pay additional amounts on those payments to the extent described in this subsection.

         The underlying securities issuer will pay additional amounts on an underlying security only if the beneficial owner of the underlying security is a United States alien. The term "United States alien" means any person who, for U.S. federal income tax purposes, is:

              o    a nonresident alien individual;

              o    a foreign corporation;

              o a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust; or

              o a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a underlying security.

         If the beneficial owner of a underlying security is a United States alien, the underlying securities issuer will pay all additional amounts that may be necessary so that every net payment of interest or principal on that underlying security will not be less than the amount provided for in that underlying security. By net payment the underlying securities issuer indicated in the underlying securities prospectus supplement that it means the amount the underlying securities issuer or the underlying securities issuer's paying agent pays after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a U.S. taxing authority.

         The underlying securities issuer's obligation to pay additional amounts is subject to several important exceptions, however. The underlying securities issuer will NOT pay additional amounts for or on account of any of the following:

              o any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the beneficial owner or between a fiduciary, settlor, beneficiary or member of the beneficial owner, if the beneficial owner is an estate, trust or partnership and the United States (other than the mere receipt of a payment or the ownership or holding of a underlying security), including because the beneficial owner or the fiduciary, settlor, beneficiary or member at any time, for U.S. federal income tax purposes:

                        o is or was a citizen or resident or is or was treated as a resident of the United States;

                        o    is or was present in the United States;

                        o is or was engaged in a trade or business in the United States;

                        o has or had a permanent establishment in the United States;

                        o is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation;

                        o is or was a corporation that accumulates earnings to avoid U.S. federal income tax; or

                        o is or was a "ten percent shareholder" of The Goldman Sachs Group, Inc.;

              o any tax, assessment or other governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

              o any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar tax, assessment or other governmental charge;

              o any tax, assessment or other governmental charge imposed solely because the beneficial owner or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or any beneficial owner of the underlying security, if compliance is required by statute, by regulation of the U.S. Treasury department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from the tax, assessment or other governmental charge;

              o any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on the underlying securities;

              o any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular paying agent (which term may include the underlying securities issuer) and would not be imposed if made by another paying agent;

              o where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached by the ECOFIN Council meeting on January 21, 2003, or any law implementing or complying with, or introduced in order to conform to, such directive;

              o by or on behalf of a holder who would be able to avoid withholding or deduction by presenting the underlying security to another paying agent in a Member State of the European Union; or

              o any combination of the taxes, assessments or other governmental charges described above.

         In addition, the underlying securities issuer will not pay additional amounts with respect to any payment of principal or interest to any United States alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of the payment, to the extent that the underlying securities issuer would not have to pay additional amounts to any beneficiary or settlor of the fiduciary or any member of the partnership, or to any beneficial owner of the payment, if that person or entity were treated as the beneficial owner of the underlying security for this purpose.

         When the underlying securities issuer refer to a "U.S. taxing authority" in the discussion of additional amounts above and in the discussion of redemption for tax reasons below, the underlying securities issuer indicated in the prospectus supplement that it means the United States of America or any state, other jurisdiction or taxing authority in the United States. When the underlying securities issuer refers to the "United States", the underlying securities issuer indicated in the prospectus supplement that it means the United States of America, including the states and the District of Columbia, together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America.

         When the underlying securities issuer refers to any payment of interest or principal on a underlying security, this includes any additional amount that may be payable as described above in respect of that payment.

Redemption

         The underlying securities issuer will not be permitted to redeem the underlying securities before their stated maturity, except as described below. In addition, holder of the underlying securities will not be entitled to require the underlying securities issuer to buy their underlying security before their stated maturity.

         Optional Redemption

         The underlying securities issuer will have the option to redeem the underlying securities, in whole or in part, at the underlying securities issuer's option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 20 basis points, plus, in each case, accrued interest on the underlying securities to be redeemed to the date on which the underlying securities are to be redeemed.

         The underlying securities issuer will utilize the following procedures to calculate the adjusted treasury rate described in the previous paragraph. The underlying securities issuer will appoint Goldman, Sachs & Co. or its successor and two or more other primary U.S. Government securities dealers in New York City as reference dealers, and the underlying securities issuer will appoint Goldman, Sachs & Co. or its successor to act as the underlying securities issuer's quotation agent. If Goldman, Sachs & Co. or its successor is no longer a primary U.S. Government securities dealer, the underlying securities issuer will substitute another primary U.S. Government securities dealer in its place as a reference dealer.

         The quotation agent will select a United States Treasury security which has a maturity comparable to the remaining maturity of the underlying securities which would be used in accordance with customary financial practice to price new issues of corporate notes with a maturity comparable to the remaining maturity of the underlying securities. The reference dealers will provide the underlying securities issuer and the underlying securities trustee with the bid and asked prices for that comparable United States Treasury security as of 5:00 p.m. on the third business day before the redemption date. The underlying securities issuer will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations. However, if the underlying securities issuer obtains fewer than three reference dealer quotations, the underlying securities issuer will calculate the average of all the reference dealer quotations and not eliminate any quotations. The underlying securities issuer calls this average quotation the comparable treasury price. The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.

         Tax Event Redemption

         The underlying securities issuer will be entitled, at the underlying securities issuer's option, to redeem the outstanding underlying securities in whole and not in part if at any time the underlying securities issuer become obligated to pay additional amounts on any underlying securities on the next interest payment date, but only if the underlying securities issuer's obligation results from a change in the laws or regulations of any U.S. taxing authority, or from a change in any official interpretation or application of those laws or regulations, that becomes effective or is announced on or after February 6, 2003. If the underlying securities issuer redeems the underlying securities, the underlying securities issuer will do so at a redemption price equal to 100% of the principal amount of the underlying securities redeemed, plus accrued interest to the redemption date.

         Redemption Procedures

         If the underlying securities issuer becomes entitled to redeem the underlying securities in any of the above situations, the underlying securities issuer may do so at any time on a redemption date of the underlying securities issuer's choice. However, the underlying securities issuer must give the holders of the underlying securities notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which the underlying securities issuer would be obligated to pay additional amounts. In addition, the underlying securities issuer's obligation to pay additional amounts must remain in effect when the underlying securities issuer gives the notice of redemption.

         The underlying securities issuer or the underlying securities issuer's affiliates may purchase underlying securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. For example, in the underlying securities prospectus the underlying securities issuer indicated that it expected Goldman, Sachs & Co. and Goldman Sachs International to make a market in the underlying securities by purchasing and reselling underlying securities from time to time. Underlying securities that the underlying securities issuer or the underlying securities issuer's affiliates purchase may, at the underlying securities issuer's or their discretion, be held, resold or cancelled.

Governing Law

         The underlying securities indenture and the underlying securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Underlying Securities Trustee

         The Bank of New York has provided commercial banking and other services for the underlying securities issuer and the underlying securities issuer's affiliates in the past and may do so in the future. The underlying securities prospectus indicated that, among other things, The Bank of New York provides the underlying securities issuer with a line of credit, holds securities issued by the underlying securities issuer and serves as underlying securities trustee or agent with regard to other debt obligations and warrants of the underlying securities issuer or its subsidiaries.

         The Bank of New York is initially serving as the underlying securities trustee for the underlying securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the underlying securities trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the underlying securities trustee may be required to resign under one or more of the indentures, and the underlying securities issuer would be required to appoint a successor underlying securities trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving the underlying securities issuer default notice or for the default having to exist for a specific period of time were disregarded.

Form, Denomination, Book-Entry Procedures and Transfer

         The description of book-entry procedures in this prospectus supplement includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the Global Certificate or Certificates issued in connection with sales of underlying securities. Except as described in the next paragraph, the underlying securities will be issued only as fully registered securities (the "Global Underlying Securities") registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered Global Certificates were issued, representing, in the aggregate, the underlying securities, and were deposited with DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Underlying Securities as represented by a Global Certificate.

         DTC has advised the underlying securities issuer that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of underlying securities within the DTC system must be made by or through Direct Participants, which will receive a credit of the underlying securities on DTC's records. The ownership interest of each actual purchaser of each underlying security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased underlying securities. Transfers of ownership interests in the underlying securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the underlying securities, except in the event that use of the book-entry system for the underlying securities is discontinued.

         To facilitate subsequent transfers, all the underlying securities deposited by Participants with DTC were registered in the name of DTC's nominee, Cede & Co. The deposit of underlying securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the underlying securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such underlying securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the underlying securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the underlying securities represented thereby for all purposes under the indenture and such underlying securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

         DTC has advised the underlying securities issuer that it will take any action permitted to be taken by a holder of underlying securities (including the presentation of underlying securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of underlying securities as to which such Participant or Participants has or have given such direction. However, if there is an indenture Event of Default with respect to the underlying securities, DTC will, upon notice, exchange the Global Certificates in respect of such underlying securities for certificated securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Although voting with respect to the underlying securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the underlying securities. Under its usual procedures, DTC would mail an omnibus proxy to the underlying securities issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the underlying securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Distributions on the underlying securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC or the underlying securities issuer subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the underlying securities issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of underlying securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the underlying securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among the Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underlying securities issuer nor the underlying securities trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the underlying securities at any time by giving notice to the underlying securities issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, underlying security certificates will be required to be printed and delivered. Additionally, the underlying securities issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the underlying securities of the underlying securities issuer. In that event, certificates for such underlying securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but none of ourselves, the underlying securities issuer or DTC takes responsibility for the accuracy thereof.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class B trust certificates by an initial holder of the Class B trust certificates. This section supersedes the discussion contained in the accompanying prospectus under "U.S. Federal Income Tax Consequences" on page 53.

         This summary is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis, and to different interpretations. This discussion does not deal with all United States federal income tax consequences that may be applicable to investors based upon their particular circumstances, or to investors that may be subject to special rules under United States federal income tax law (including, for example, banks, insurance companies, tax-exempt organizations, partnerships and other pass-through entities, dealers in securities or currencies, persons holding trust certificates as part of a "straddle", a "hedge" or a "conversion transaction", investors who do not hold the trust certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar). Furthermore, no authority exists concerning the tax treatment of some aspects of the Class B trust certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below. Accordingly, the ultimate United States federal income tax treatment of the Class B trust certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class B trust certificates based upon their particular circumstances.

         As used herein, the term "U.S. Person" means an individual citizen or resident of the United States, a corporation, (including a business entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons. If a partnership holds Class B trust certificates, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Class B trust certificates should consult their own tax advisors.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special United States federal income tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each Class B trust certificateholder will be subject to United States federal income taxation as if it (i) owned directly the portion of the underlying securities allocable to such Class B trust certificates, (ii) wrote directly a call option on such underlying securities and (iii) paid directly its share of reasonable expenses paid by the trust. As discussed further below, the portion of the underlying securities deemed to be directly owned by the Class B trust certificateholders will be treated as a newly-issued debt instrument under section 1286 of the Code.

Income of Class B Trust Certificateholders That Are U.S. Persons

         In General

         Based on the underlying securities prospectus supplement, this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes. This assumption is necessary in order to discuss some of the material United States federal income tax consequences to the Class B trust certificateholders. The underlying securities prospectus supplement did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for United States federal income tax purposes. Generally the determination of whether an instrument is treated as indebtedness or as equity for United States federal income tax purposes is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay a fixed rate of interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer's capital. In the event that the underlying securities are not respected as indebtedness, the United States federal income tax consequences to the Class B trust certificateholders could be materially different from those described below. For example, in such event, Section 1286 of the Code would not apply, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the underlying securities issuer, and any such dividends would be subject to United States federal withholding tax if paid to a foreign Class B trust certificateholder (as defined below). The remainder of this discussion assumes that the underlying securities constitute indebtedness for United States federal income tax purposes.

         The Class B trust certificates will represent ownership of an interest coupon strip from the underlying securities that is treated as a newly-issued debt instrument under section 1286 of the Code, and a written call option on such debt instrument. Although the matter is not entirely clear, the trustee intends to report assuming that the interest coupon strip represents a single newly-issued debt instrument and not a series of newly-issued debt instruments. The remainder of this discussion assumes such United States federal income tax treatment. The newly-issued debt instrument represented by the Class B trust certificates (referred to herein as the "Debt Instrument") will be treated by section 1286 of the Code as purchased by the Class B trust certificateholders at original issuance at an "issue price" equal to the purchase price allocated to the Debt Instrument, determined in the manner described below under "Allocations". The excess of the stated redemption price at maturity of the Debt Instrument (which, for this purpose will include the sum of all payments scheduled to be received by Class B trust certificateholders in respect of the Debt Instrument) over its issue price will constitute original issue discount for United States federal income tax purposes.

         Allocations

         A Class B trust certificateholder must separately account for the Debt Instrument and the related call warrant for United States federal income tax purposes by establishing a separate purchase price for the Debt Instrument, and sale price for the call warrant. A Class B trust certificateholder should be considered to have purchased its interest in the Debt Instrument for an amount equal to the cost of its interest in the Class B trust certificate plus the fair market value, at the time of purchase of the Class B trust certificate, of the call warrant that the Class B trust certificateholder should be deemed to have written. Correspondingly, the Class B trust certificateholder is deemed to have received a payment in respect of the call warrant equal to its fair market value. Accordingly, the Class B trust certificateholder's initial tax basis in its interest in the Debt Instrument should be greater than the amount the Class B trust certificateholder paid directly for its interest in the Class B trust certificate.

         When the Class B trust certificateholder sells an interest in a Class B trust certificate, the Class B trust certificateholder should be considered to have sold its interest in the Debt Instrument for a price equal to the sales price for its interest in the Class B trust certificate plus an amount equal to the fair market value, at the time of the sale of the Class B trust certificates, of the call warrant that the Class B trust certificateholder is deemed to have written, which amount the Class B trust certificateholder should be deemed to have paid to be relieved from the obligation. Accordingly, the amount realized by the Class B trust certificateholder with respect to its interest in the Debt Instrument should be greater than the amount the Class B trust certificateholder received directly for its interest in the Class B trust certificate.

         Taxation of Trust Assets

                  Interest Income

         Each Class B trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the Debt Instrument (with an allowance for deductions as described below).

                  Original Issue Discount

         Pursuant to Section 1286 of the Code, all interest payable to the Class B trust certificateholders will be treated as original issue discount that must be accrued into gross income, on a constant yield basis, regardless of the Class B trust certificateholder's regular method of tax accounting. Due to the required accrual of original issue discount for United States federal income tax purposes, a Class B trust certificateholder may be taxable on original issue discount in advance of the receipt of cash attributable to such income.

                  Sale or Exchange of Class B Trust Certificates or Retirement of the Debt Instrument

         Upon the sale, exchange or other disposition of a Class B trust certificate (including upon exercise of a call warrant) or upon the retirement or other disposition of the Debt Instrument, a Class B trust certificateholder will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount realized upon the disposition allocated to the Debt Instrument and the Class B trust certificateholder's tax basis in the Debt Instrument. A Class B trust certificateholder's tax basis for determining gain or loss on the disposition of the Debt Instrument will be determined as described above, under "Allocations," increased by any original issue discount previously included in gross income with respect to such Debt Instrument and decreased by any prior payments received on the Debt Instrument. Gain or loss upon the disposition of a Class B trust certificate or the Debt Instrument generally will be capital gain or loss, except to the extent the gain represents accrued stated interest on the Debt Instrument.

         Depending on the circumstances, a modification of the terms of the underlying securities would be a taxable event to Class B trust certificateholders on which they would recognize gain or loss for United States federal income tax purposes. In addition, in certain circumstances, the trustee may divide the underlying securities between the Class A and Class B trust certificateholders in accordance with the allocation ratio and distribute each class' portion of the underlying securities pro rata to the trust certificateholders of that class. Such a distribution will be a taxable event to the Class B trust certificateholders on which they will recognize gain or loss equal to the difference, if any, between the fair market value of the underlying securities received and their adjusted tax basis in the Class B trust certificates on the distribution date.

         Taxation of Call Premium

         A Class B trust certificateholder will not be required to include immediately in gross income the option premium that it is deemed to receive when it purchases its interest in the Class B trust certificate. Instead, such premium will be taken into account when the call warrant related to the Class B trust certificate lapses, is exercised or is otherwise terminated with respect to such Class B trust certificateholder. In this regard, the trustee intends to report income in respect of the option premium based on the assumption that the call warrant lapses proportionately as payments of "principal" (i.e., the amount of each payment in excess of the original issue discount accrued during the preceding period) are received on the Class B trust certificates. The portion of the call warrant that is deemed to lapse in a particular period is equal to the amount of the principal paid during that period over the Class B trust certificateholder's adjusted tax basis (computed in the manner described above) in the Class B trust certificate as of the end of the preceding period. Class B trust certificateholders are advised to consult their tax advisors regarding whether the call warrant should be treated as partially lapsing prior to the final payment of the Class B trust certificate.

         A Class B trust certificateholder will include the option premium in income as short-term capital gain if the call warrant lapses. If the call warrant is exercised, the Class B trust certificateholder will treat an amount equal to the option premium as part of the amount realized from the sale of the Debt Instrument. If the Class B trust certificateholder transfers its interest in a Class B trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a "closing transaction" with respect to the option the Class B trust certificateholder is deemed to have written. Accordingly, the Class B trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of option premium and the amount the Class B trust certificateholder is deemed to pay, under the rules discussed above, to be relieved from the Class B trust certificateholder's obligation under the option.

         If a Class B trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call option would be proportionately extinguished and such Class B trust certificateholder would be treated as holding solely its proportionate share of the underlying Debt Instrument. This extinguishment of the call option would be a taxable event. Accordingly, the Class B trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the Class B trust certificateholder purchased its Class B trust certificate and the amount paid for the call warrants. Such gain or loss would constitute short-term capital gain or loss.

         Potential Recharacterization of Exercise of Call Warrant

         With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular Class B trust certificates that are selected by lot to be tendered to the trustee. It is possible, however, that the IRS may assert an alternative treatment of the exercise of a call warrant. For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each Class B trust certificateholder's interest in the underlying securities. In that event, all Class B trust certificateholders would be required to recognize gain or loss on the exercise computed in the same manner as if they had sold a pro rata portion of their Class B trust certificates pursuant to the exercise of a call warrant. The non-tendering Class B trust certificateholders would then be deemed to have used the cash deemed received on the exercised call to purchase Class B trust certificates from the Class B trust certificateholder whose Class B trust certificates were actually tendered to the trustee. Class B trust certificateholders are advised to consult their tax advisors regarding this potential recharacterization.

Deductibility of Trust's Fees and Expenses

         In computing its United States federal income tax liability, a Class B trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a Class B trust certificateholder is an individual, estate or trust, the deduction for such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Application of the Straddle Rules

         The Class B trust certificateholder's interest in the Debt Instruments and the related call warrant likely constitute positions in a straddle. Under the straddle rules, a Class B trust certificateholder selling its interest in the Class B trust certificate would be treated as selling its interest in the Debt Instruments at a gain or loss which would be short-term because the Class B trust certificateholder's holding period would be tolled. (As discussed above, the Class B trust certificateholder's gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules.) In addition, the straddle rules require a Class B trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to the Class B trust certificateholder's interest in a Class B trust certificate. Further, if the IRS were to take the position that a Class B trust certificateholder's interest in the Debt Instrument and the call warrant constituted a "conversion transaction" under Section 1258 of the Code, as well as a straddle, then a portion of the gain with respect to the Debt Instrument or the call warrant might be characterized as ordinary income. Class B trust certificateholders are advised to consult their tax advisors regarding these issues, including the advisability of a protective netting identification under Treasury regulation Section 1.1258-1.

Foreign Class B Trust Certificateholders

         Withholding Tax on Payments of Principal, Interest and Original Issue Discount on Class B Trust Certificates

         Interest paid to Class B trust certificateholders that are not U.S. Persons ("foreign Class B trust certificateholders"), including original issue discount accrued on the Class B trust certificates, generally will not be subject to the 30% United States federal withholding tax on interest paid from United States sources, provided that (i) the foreign Class B trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the underlying securities issuer entitled to vote, (ii) the foreign Class B trust certificateholder is not a controlled foreign corporation for United States tax purposes that is directly or indirectly related to the underlying securities issuer through stock ownership, (iii) the foreign Class B trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the beneficial owner of the Class B trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on U.S. Treasury Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a "financial institution") and holds the Class B trust certificates, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Otherwise, the 30% United States federal withholding tax may apply to interest received by a foreign Class B trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax. In general, foreign Class B trust certificateholders will not be subject to United States federal withholding tax on amounts received or deemed received with respect to the option associated with the Class B trust certificate.

         If a foreign Class B trust certificateholder holds the Class B trust certificates in connection with the conduct of a trade or business within the United States, payments of interest, including original issue discount, on the Class B trust certificates will not be subject to United States federal withholding tax if the holder delivers a Form W-8ECI (or a suitable substitute form) to the payor. However, the foreign Class B trust certificateholder will be subject to United States federal income tax with respect to income derived from the Class B trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax. Such a Class B trust certificateholder also may be subject to a branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

         Gain on Disposition of Class B Trust Certificates

         A foreign Class B trust certificateholder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of a Class B trust certificate, or upon the retirement of the Debt Instrument, unless:

              o the foreign Class B trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (A) has a "tax home" in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

              o in the case of an amount which is attributable to accrued interest, the foreign Class B trust certificateholder does not meet the conditions for exemption from the 30% United States federal withholding tax, as described above; or

              o the gain is effectively connected with the foreign Class B trust certificateholder's conduct of a United States trade or business.

Backup Withholding and Information Reporting

         Information returns will be filed with the IRS in connection with payments on the Class B trust certificates and the proceeds from a sale or other disposition of the Class B trust certificates. If you own Class B trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax at a 30% rate (subject to periodic reductions through 2006) on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a foreign Class B trust certificateholder, you may have to comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements. The certification on Form W-8BEN, required to claim exemption from 30% United States federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the 30% United States backup withholding tax as well.

         The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a "publicly offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan's investment in trust certificates, no assurance can be provided that such will be the case. However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

         By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase, all of the Class B trust certificates. The underwriter proposes to offer the Class B trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $0.02245 per Class B trust certificate. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.020205 per Class B trust certificate to other dealers. After the initial offering, the public offering price, concession and discount may be changed.

         In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the Class B trust certificates. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Class B trust certificates. If the underwriter creates a short position in the Class B trust certificates, i.e., if it sells more Class B trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing Class B trust certificates in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class B trust certificates. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

         If the size of the trust is increased, the underwriter may participate in offerings of additional Class B trust certificates, as contemplated on the cover of this prospectus supplement. Additional Class B trust certificates may be sold for cash or delivered to cover short positions as more fully described in the "Underwriting" section on page 61 of the accompanying prospectus.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                   VALIDITY OF THE CLASS B TRUST CERTIFICATES

         Shearman & Sterling, New York, New York, will pass upon the validity of the Class B trust certificates for the depositor and for the underwriter.

                                     RATINGS

         It is a condition to the issuance of the Class B trust certificates that the Class B trust certificates have ratings assigned by Moody's or by S&P, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated "Aa3" by Moody's and "A+" by S&P.

         Moody's rating of the Class B trust certificates addresses the ultimate cash receipt of all required interest payments on the Class B trust certificates at the earliest of the Call Date and the final scheduled distribution date as provided by the governing documents, and is based on the expected loss posed to the certificateholders relative to the promise of receiving the present value of such payments. Moody's rating does not address any additional payments that certificateholders may receive under the governing documents. S&P's rating of the Class B trust certificates addresses the likelihood of timely payment of interest on the Class B trust certificates or any underlying securities distributed in respect of the Class B trust certificates. The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities. The rating on the Class B trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. You should evaluate each security rating independently of similar ratings on different securities.

         The depositor has not requested a rating on the Class B trust certificates by any rating agency other than Moody's and S&P. However, the depositor cannot assure you as to whether any other rating agency will rate the Class B trust certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Class B trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class B trust certificates by Moody's and S&P.

PROSPECTUS

                 PREFERREDPLUS AND INDEXPLUS TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                                   The Trust:

     o will periodically issue trust certificates in one or more series with one or more classes through this prospectus and by supplements to this prospectus; and

     o will own underlying securities or a pool of underlying securities that:

               - may include debt securities issued by the U.S. government, senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, asset-backed securities of one or more trusts or other special purpose legal entities or preferred securities of trusts organized by such issuers to issue trust-originated preferred securities; and
               - except for U.S. government securities, will be purchased in the secondary market and will not be acquired directly from the issuer of the underlying securities.

                             The Trust Certificates:

     o will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

     o will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

     o at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies; and

     o unless otherwise specified in the prospectus supplement, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, described in this prospectus and the prospectus supplement.

                             The Certificateholders:

     o will be entitled to receive principal, premium, if any, and distributions from the assets deposited with the trust as specified in the applicable prospectus supplement; and

     o may have the benefit of any credit support specified in the applicable prospectus supplement for that series of trust certificates.

     Investing in trust certificates involves certain risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.
                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

     The trust certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Underwriting" and in the applicable prospectus supplement. This prospectus may not be used to consummate sales of trust certificates offered hereby unless accompanied by a prospectus supplement.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------
                   The date of this prospectus is October 24, 2002.

                               TABLE OF CONTENTS

Summary Information Q&A........................................................3
Risk Factors...................................................................6
Incorporation of Certain Documents by
   Reference..................................................................13
Reports to Certificateholders.................................................15
The Depositor.................................................................16
Use of Proceeds...............................................................16
Establishment of the Trust....................................................17
Maturity and Yield Considerations.............................................18
Description of the Trust Certificates.........................................19
Description of the Trust Agreement............................................32
Description of Underlying Securities and
  Other Assets Deposited in the Trust.........................................44
Currency Risks................................................................53
Federal Income Tax Consequences...............................................53
ERISA Considerations..........................................................58
Underwriting..................................................................61
Legal Matters.................................................................62


     You should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the trust certificates in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Material information may have changed since those dates.

                             SUMMARY INFORMATION Q&A

     The following summary does not purport to be complete. You should read it together with the information contained in other parts of this prospectus and in the prospectus supplement related to your trust certificates. This summary highlights selected information from this prospectus to help you understand the trust certificates. You should carefully read this prospectus and the prospectus supplement related to your trust certificates to fully understand the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" section beginning on page 8 of this prospectus to determine whether an investment in the trust certificates is appropriate for you.

What Securities Are Being Offered?

     Through this prospectus and a related prospectus supplement, the applicable trust is offering public trust certificates periodically in one or more series and in one or more classes within each series. The trust certificates may be described as PREFERREDPLUS or INDEXPLUS trust certificates, or by such other name as the depositor may from time to time describe in a related prospectus supplement. The trust certificates will be denominated in U.S. dollars or in one or more foreign or composite currencies. Trust certificates for each series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the related prospectus supplement. For a description of the kinds of terms that the applicable prospectus supplement will set forth, see "Description of the Trust Certificates--General."

What Are the Underlying Securities and What Will They Represent?

     Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in underlying securities or a pool of underlying securities that may include:

     o    debt securities issued by the U.S. government,

     o senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships,

     o asset-backed securities of one or more trusts or other special purpose legal entities, or

     o preferred securities of trusts organized by one or more corporations or general or limited partnerships to issue trust-originated preferred securities.

     As a condition to the deposit into a trust of underlying securities, the issuer of any underlying securities, other than U.S. government securities, that constitute 10% or more of the total underlying securities of a particular series of trust certificates must, as of the date of the issuance of the series of trust certificates, be subject to the periodic reporting requirements of the Exchange Act. The underlying securities issuer will, pursuant to the Exchange Act, file reports and other information with the SEC. Except for U.S. government securities, the underlying securities will be purchased in the secondary market and not directly from the issuer. The underlying securities issuer will neither participate in the offering of the trust certificates nor receive any of the proceeds from the sale of the underlying securities to the depositor or from the issuance of the trust certificates. For more detailed information on the underlying securities, see "Description of Underlying Securities and Other Assets Deposited in the Trust--General" in this prospectus.

What Other Assets May Be Deposited in the Trust?

     Certain other assets may be deposited in the trust for a series of certificates. These other assets may include:


     o cash;                               o  floors;
     o cash equivalents;                   o  collars and options;

     o guarantees;                         o  forward contracts;
     o letters of credit;                  o  structured securities; and
     o financial insurance;                o  other instruments and transactions
     o interest rate, currency,               that credit, enhance, hedge or
       equity, commodity and                  otherwise provide support to the
       credit-linked swaps;                   underlying securities to ensure
     o caps;                                  the servicing or timely
                                              distribution of payments to
                                              holders of the trust certificates.

     The assets deposited in each trust will be described in the applicable prospectus supplement. For a more detailed description, see "Description of Underlying Securities and Other Assets Deposited in the Trust" in this prospectus.

What Credit Support Will Be Available to My Series of Trust Certificates?

     If specified in the applicable prospectus supplement, the trust for a series of trust certificates may also include, or the certificateholders of the series may have the benefit of any combination of:

      o letters of credit;          o  other types of rights or assets intended
      o limited guarantees;            to support or ensure the timely or
      o surety bonds;                  ultimate distribution of amounts due in
      o swap agreements;               respect of a series of trust certificates
      o swap guarantees; and           or a class within the series.

For a more detailed description of potential credit support, see "Description of the Deposited Assets--Credit Support" in this prospectus.

Who Is Merrill Lynch Depositor, Inc.?

     Merrill Lynch Depositor, Inc., or the "depositor," is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch. The depositor will deposit the underlying securities into the trust for each particular series of certificates. The depositor has its principal office c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The certificate of incorporation of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

How Will the Trust Work?

     The depositor will assign and deliver the underlying securities, together with any other assets, for each series of trust certificates to the trustee named in the applicable prospectus supplement. The deposit of these underlying securities and any other deposited assets will be for the benefit of the trustee and you, the certificateholders of the series. The trustee will administer the underlying securities and other deposited assets pursuant to the trust agreement and the applicable series supplement to the trust agreement and will receive a fee for those services. For more detailed information about the trust, see "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

     The method of creating and selling each series of trust certificates and administering the underlying securities will allow each trust to qualify as a grantor trust under the Internal Revenue Code of 1986, as amended. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities deposited in the related grantor trust. For a more detailed explanation of the federal tax laws and their effect on you, see "Federal Income Tax Consequences" in this prospectus.

What Types of Employee Benefit or Other Plans May Purchase the Trust
Certificates?

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, an individual retirement account or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity may purchase trust certificates, provided that either:

     o the structure of the offering is such that participation by "benefit plan investors" is not "significant" or that there are at least 100 independent purchasers of the class of trust certificates being offered; or

     o the plan can represent that its purchase of trust certificates would not be prohibited under ERISA or the Internal Revenue Code.

For more information regarding benefit plans and the applicable law, see "ERISA Considerations" in this prospectus.

Will the Trust Certificates Be Rated?

     One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. Any rating issued with respect to a trust certificate is not a recommendation to buy, sell or hold a certificate. We cannot assure you that any rating will remain the same for any given period of time or that any rating agency will not revise or withdraw its rating. For more information see "Risk Factors--If a rating agency lowers its rating of the trust certificates, the market price of your certificates and your investment may suffer" in this prospectus.

Will the Trust Certificates Be Listed on a Stock Exchange?

     We may apply to list some of the series of trust certificates on the New York Stock Exchange, another national securities exchange or the Nasdaq National Market.

In What Form Will the Trust Certificates Be Issued?

     Unless otherwise specified in the applicable prospectus supplement, one or more global securities registered in the name of Cede as nominee of The Depository Trust Company, or DTC, will initially represent each series of trust certificates. Book entries of participating members of DTC will represent the interests of beneficial owners of trust certificates. Individual definitive trust certificates will be available only under the limited circumstances described under the heading "Description of the Trust Certificates--Global Securities" in this prospectus.

                                  RISK FACTORS

     Your investment in the trust certificates will involve some risks. You should carefully consider the following discussion of risks and the other information included or incorporated by reference in this prospectus or in the prospectus supplement before deciding whether an investment in the trust certificates is suitable for you.

An inactive public market may limit your ability to sell your trust certificates.

     We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates. Merrill Lynch has advised the depositor that it intends to make a market in any trust certificates issued, as permitted by applicable laws and regulations, but it is not obligated to make a market in any series of trust certificates. At its sole discretion, Merrill Lynch may discontinue its market-making activities at any time without notice. If an active public market for your trust certificates does not develop or continue, the market prices and liquidity of your trust certificates may suffer.

Because the trust certificates will not represent a recourse obligation of the depositor, your recourse will be limited.

     The trust certificates will not represent a recourse obligation of or interest in the depositor, any administrative agent, Merrill Lynch, the underlying securities issuer or any of their respective affiliates other than the trust. None of the depositor, Merrill Lynch or any of their respective affiliates will insure or guarantee the trust certificates. Any obligation of the depositor with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying securities or any other assets deposited in the trust. Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the depositor may have against the seller of the underlying security or the other assets deposited in the trust, as described in this prospectus or the related prospectus supplement. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Your receipt of principal, premium, if any, and distributions will depend entirely on the performance of the underlying securities and any other assets deposited in the trust for a particular series of trust certificates.

     The trust for a particular series of trust certificates will have no significant assets other than the underlying securities and any other assets deposited in the trust. Accordingly, your receipt of distributions in respect of the trust certificates will depend entirely on the performance of the trust and on the trust's receipt of payments on the underlying securities and any other assets deposited in the trust.

If the underlying securities issuer redeems the underlying securities before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

     Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds. If the underlying securities issuer exercises any right of redemption in respect to the underlying securities deposited in the trust, it may affect the yield you will receive on your trust certificates. Provisions in an underlying securities indenture for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying securities and the related series of trust certificates. Tax, accounting, economic and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of underlying securities. We cannot assure you that any underlying security redeemable at the option of the underlying security issuer will remain outstanding until its stated maturity. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we expect the likelihood of the exercise of any optional redemption right to increase. Upon a redemption of the underlying securities, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates. Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

     The applicable prospectus supplement will discuss any calls, puts or other redemption options, and some other terms applicable to the underlying securities and any other assets deposited in the related trust. For further discussion on factors that may affect your distributions, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

If an underlying securities issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any distributions you receive may be materially and adversely affected.

     Several factors, including the underlying securities issuer's operating and financial condition, capital structure and other economic, geographic, legal and social factors, can influence the performance of an underlying securities issuer. Any of these factors may negatively affect the underlying securities issuer's ability to satisfy its obligations with respect to the underlying securities related to your trust certificates.

Because some series of trust certificates may be subject to call or redemption rights of third parties, we cannot assure you that you will be able to hold your investment to maturity.

     Merrill Lynch, the depositor or others, as specified in the prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class. For further information regarding rights of third parties, see "Description of the Trust Certificates--Call Right."

     We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights. In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised. The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities and make the exercise of a call right more likely. However, a reduction in interest rates may also result in a reinvestment risk to certificateholders. If a reduction of interest rates occurs and a call right is exercised then the interest rates at which a certificateholder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

Some terms of the underlying securities and other assets deposited in the trust may affect your effective yield.

     Two factors may affect the effective yield to holders of the trust certificates of a series, namely:

     o    the terms of any assets deposited with the underlying securities, and

     o the manner and priorities of allocations of collections with respect to deposited assets between classes of a given series.

The applicable prospectus supplement will discuss any calls, puts or other redemption options and other terms applicable to the underlying securities and any other deposited assets. For detailed information on factors that may affect your effective yield, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

You may incur additional currency, exchange rate and exchange control risks if the trust certificates are not denominated in U.S. dollars.

     An investment in trust certificates that are denominated in a currency other than U.S. dollars may entail significant risks that are not associated with similar investments in U.S. dollar-denominated securities. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency and the possibility of the imposition or modification of foreign exchange controls with respect to the foreign currency that could restrict or prohibit distributions of principal, premium or interest in the specified currency. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

     This prospectus does not describe all the risks of an investment in trust certificates denominated in currencies other than the U.S. dollar. You should consult your own financial and legal advisors as to the risks entailed by an investment in trust certificates denominated in a currency other than U.S. dollars. Such trust certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. For more information, see "Currency Risks" in this prospectus.

Your investment may be subject to risks associated with the trust's use of derivative instruments.

     A trust may include various derivative instruments, including those listed under the heading "Description of Certain Derivative Instruments" below. The relevant prospectus supplement will describe the fluctuations in securities, currency and commodity rates, prices, yields and returns that may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

     In addition, derivatives may cover only some risks. The financial condition of the counterparties to the derivatives or, in some instances, the related guarantor, may affect the continuation of payments on derivatives. We cannot assure you that counterparties to the derivatives will be able to perform their obligations. Failure by a counterparty or the related guarantor to make required payments may result in the delay or failure to make payments on the related securities and risks. The related prospectus supplement will identify the material terms and risks of any relevant derivatives. The related prospectus supplement also will identify the material terms, the material risks and the counterparty for any derivative instrument in a trust.

If public information concerning underlying securities issuers ceases to be available, your ability to make an informed decision to purchase or sell certificates may suffer.

     You should obtain and evaluate the same information concerning each underlying securities issuer related to your trust certificates as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as the depositor's or trustee's endorsement of the financial condition or business prospects of the underlying securities issuer. The publicly available information concerning an underlying securities issuer is important in considering whether you should invest in or sell trust certificates. If that information ceases to be available, your ability to make an informed decision to purchase or sell trust certificates could suffer.

     The depositor undertakes to provide information about the material terms of the underlying securities in the applicable prospectus supplement. It also undertakes to provide, in certain circumstances, financial and other information regarding the underlying securities issuer. For more information see "Underlying Securities Issuer" in this prospectus. In circumstances where the depositor is not required to provide financial and other information regarding the underlying securities issuer, none of the depositor, the trustee, the securities intermediary, Merrill Lynch or any of their respective affiliates

     o assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any underlying securities issuer, or

     o has investigated the financial condition or creditworthiness of any underlying securities issuer, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase trust certificates.

The above does not apply to any information concerning any underlying securities issuer that is expressly set forth in this prospectus, an applicable prospectus supplement or periodic reports of a trust or the depositor.

     The depositor's obligation to provide information to you regarding an underlying securities issuer and the underlying securities ceases upon the sale, distribution or repayment of the underlying securities. If an issuer of concentrated underlying securities, other than U.S. government securities, constituting 10% or more of the total underlying securities for a particular series of trust certificates ceases to file periodic reports under the Exchange Act, then either:

     o the trustee will sell all of the concentrated underlying securities and distribute the proceeds from the sale to you in accordance with the allocation ratio described in the trust agreement and the related series supplement (that sale will result in a loss to you if the sale price is less than the purchase price for the concentrated underlying securities);

     o the trustee will distribute those concentrated underlying securities in kind to you according to the allocation ratio; or

     o The depositor will provide you with the financial and other information that the SEC requires.

     The related prospectus supplement will describe the choice of remedies for a given series. Neither the trustee, the securities intermediary, the depositor nor you will have discretion in this respect.

If a rating agency lowers its rating of the trust certificates, the value of the certificates and your investment may suffer.

     One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates. They may rate a series or class of trust certificates on the basis of several factors, including:

     o    the underlying securities and any other assets deposited in the trust;

     o    any credit support available for the trust certificates; and

     o the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying securities, any other assets deposited in the trust and any credit support.

     Any rating that a rating agency issues with respect to the trust certificates is not a recommendation to buy, sell or hold a security. The ratings do not comment on the market price of the trust certificates or their suitability for a particular investor. We cannot assure you that the ratings will remain for any given period of time or that any rating agency will not lower or withdraw entirely its rating if, in its judgment, circumstances, including the rating of the underlying securities, so warrant. A revision or withdrawal of the rating may have an adverse effect on the market price of the trust certificates.

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

     One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series. You will not receive individual, physical trust certificates. Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificateholder under the trust agreement and the related series supplement. Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions. As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary's system, or otherwise to act with respect to your trust certificates, may be limited. For more details, see "Description of the Trust Certificates--Global Securities" in this prospectus and any further description contained in the applicable prospectus supplement.

Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust.

     The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying securities and any other assets deposited in the trust. Each trust generally will hold the deposited assets to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any underlying securities issuer or the value of the underlying securities and other assets deposited in the trust. Except as indicated below, you will not be able to direct the trustee to dispose of or take other actions with respect to any underlying securities or other assets deposited in the trust.

     Under some circumstances described in the applicable prospectus supplement, the trustee will, or will at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying securities and other assets deposited in the trust. In some limited circumstances, such as a mandatory redemption of underlying securities or a third party's exercise of a right to purchase underlying securities, which is described below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities," the trustee may dispose of the underlying securities and other assets deposited in the trust before maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which the underlying securities and other assets deposited in the trust may be disposed of before maturity and additional risk factors relating to any such disposal.

Amendments or modifications to the trust agreement or related series supplement may adversely affect the interests of minority certificateholders.

     The prospectus supplement for a series of trust certificates may provide for the amendment or modification of the trust agreement and the related series supplement with less than the unanimous consent of the certificateholders. In no event, however, will the percentage required for consent be less than a majority. Any amendment or other modification could have a material adverse effect on minority certificateholders that oppose the amendment or other modification.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

     The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series. An exchangeable series is a series in which any of the depositor, Merrill Lynch, the trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange their trust certificates for a pro rata portion of the underlying securities and any other assets deposited in the trust. For more detailed information on the optional exchange right, see "Description of the Trust Certificates--Optional Exchange" in this prospectus. The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

                               __________________

     The prospectus supplement for each series of trust certificates will set forth information regarding additional risk factors, if any, applicable to that series and each class within that series.

     Description of Certain Derivative Instruments

    o  interest rate swaps;        o   forward contracts;
    o  currency swaps;             o   commodity swaps and credit swaps;
    o  securities swaps;               and
    o  caps;                       o   structured securities having
    o  floors;                         embedded derivatives, such as
    o  collars and options;            structured notes.

     Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to:

     o    specified fixed or floating interest rates;

     o    currency rates;

     o    securities prices;

     o yields or returns, including baskets of securities or securities indices; or

     o    commodity prices,

and a notional principal amount. The notional principal amount is the reference amount with respect to which obligations are determined, although no actual exchange of principal occurs except in the case of currency swaps. An example of a swap is an exchange of floating rate payments for fixed rate payments on a periodic basis. Interim payments are generally netted, with the difference being paid by one party to the other.

     The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling the cap.

     The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling that floor.

     Options work similarly to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities, such as warrants, or can be embedded in securities, such as some commodity or equity-linked bonds with option-like characteristics.

     Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment.

     Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments, such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset or group of assets, or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the trust certificates in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series, and (2) the related prospectus supplement, which will describe the specific terms of your series of trust certificates, including:


     o the specific designation and aggregate principal amount of the trust certificates;

     o the currency or currencies in which the trust will distribute principal, premium, if any, and any distributions to you;

     o a description of the material terms of the underlying securities together with any other assets deposited in the trust and any credit support;

     o the number and designation of the classes of trust certificates we are issuing and the minimum denomination of the trust certificates;

     o the aggregate principal amount of trust certificates we are issuing, or in case of strip certificates that are entitled to disproportionate, nominal or no principal distributions, the notional principal amount on which interest will be paid;

     o the relative rights and priorities of each series or class of trust certificates, including the type, characteristics and specifications of the underlying securities together with any other assets deposited in the trust and any credit support for the series or class of trust certificates being issued;

     o the identity of each issuer of underlying securities and each obligor with respect to any other assets deposited in the trust;

     o    the name of the trustee and any administrative agent;

     o the applicable rate of distributions or, in the case of a variable rate, the method of calculating the distributions;

     o the dates on which you will be entitled to receive principal, premium, if any, and/or distributions;

     o    the date of issue of the trust certificates;

     o the final scheduled distribution date of the trust certificates, if applicable;

     o    the offering price or prices of the trust certificates;

     o    remedies upon a payment default on the underlying securities;

     o voting rights and required voting percentages with regard to certain actions by the depositor or the trustee under the trust agreement and the supplement to the trust agreement relating to the trust certificates, or with regard to the applicable trust; and

     o any other material terms of the trust certificates, including terms relating to the rights of the trust or any third party to call, redeem or purchase the trust certificates or the underlying securities before the final scheduled distribution date.

     See "Description of the Trust Certificates--General" for a listing of other terms that the applicable prospectus supplement may specify. If the terms of a particular series of trust certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch Depositor Inc. has filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the trust certificates. This prospectus does not contain all the information included in the registration statement, which has some parts that have been omitted in accordance with the rules and regulations of the SEC. The depositor is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore files reports and other information with the SEC. You can read and copy any reports, statements or other information that the depositor files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of the depositor's SEC filings for a fee by writing to the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The depositor's SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" information it files with the SEC, which means the depositor can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information the depositor files with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents we have filed with the SEC pursuant to the Exchange Act prior to the date of this Prospectus:

     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 HLT-1 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 IBM Z-2 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 MCIC-PI Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 TRV-CI Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '99 REN-C1 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series ALL-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series ATT-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series BLC-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series BLS-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CCR-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CTR-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CZN-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series FRD-1

     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series LMG-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series LMG-2
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series NAI-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series QWS-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series QWS-2
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series WCM-1
     o Current report on Form 8-K for PreferredPLUS Trust Series LMG-2 dated January 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-2 dated February 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series LMG-1 dated February 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ALL-1 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series QWS-1 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series QWS-2 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series WCM-1 dated February 15, 2002
     o Current report on Form 8-K for Public STEERS(R)Series '99 REN-C1 Trust dated March 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ATT-1 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-1 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-2 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ELP-1 dated March 25, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series CZN-1 dated April 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ELP-1 dated April 9, 2002
     o Current report on Form 8-K for Public STEERS(R)Series '98 HLT-1 Trust dated April 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series FRD-1 dated May 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series MSD-1 dated May 29, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series MSD-1 dated May 29, 2002

     In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

     You may request a copy of the documents incorporated by reference, except exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Documents may be requested orally or in writing and will be provided at no cost to you. Written requests should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests should be directed to the depositor at 212-449-1000.

                          REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable prospectus supplement, unless and until individual definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede, as nominee of DTC and registered holder of the certificates. If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust directly to you in accordance with the trust agreement and the supplement to the trust agreement relating to the trust certificates. For more information, see "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor, on behalf of each trust, will cause the filing of periodic reports in accordance with Exchange Act requirements. We do not intend to send any financial reports to you.

     References in this prospectus to U.S. dollars, "US$," "dollar" or "$" are to the lawful currency of the United States.

                                  THE DEPOSITOR

     The depositor is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch. The principal office of the depositor is c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281. The depositor's certificate of incorporation provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates offered through this prospectus and the related prospectus supplement.

                                 USE OF PROCEEDS

     If the depositor purchases the underlying securities and any other assets deposited in the trust, the depositor will use the net proceeds from the sale of each series or class of trust certificates, whether or not offered through this prospectus, to fund the depositor's purchase of those underlying securities and other assets, and to arrange any credit support. If specified in the applicable prospectus supplement, this credit support may include deposits into any reserve account or the applicable trust certificate account, as described below, for the benefit of the certificateholders of the series or class. The depositor will use any remaining net proceeds:

     o for purposes related to the deposit of underlying securities and any other assets in the trust;

     o for the preparation, distribution and filing of periodic reports and other information, including, but not limited to, the fees and expenses of the depositor incurred in connection with the ongoing activities of the trusts; and

     o    for general corporate purposes.

                           ESTABLISHMENT OF THE TRUST

     A separate trust will be created for each series of trust certificates. The depositor will assign and deliver the deposited assets, which will include the underlying securities and any other assets deposited in the trust, for each series of trust certificates to the trustee named in the applicable prospectus supplement. See "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus for more information. The trustee named in the prospectus supplement will administer the assets deposited in the trust according to the trust agreement and the related series supplement and will receive a fee for those services. The trustee or an administrative agent, if applicable, will either cause the assignment of the assets deposited in the trust to be recorded on the books and records of DTC or any other depositary specified in the prospectus supplement or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in the deposited assets.

     The depositor's assignment of the underlying securities and other deposited assets to the trustee will be without recourse to the depositor, except as to some limited representations and warranties, if any.

     The applicable prospectus supplement will describe the property of each trust, which may consist of:

     o underlying securities and any other assets deposited in the trust, or interests in those underlying securities and other assets, excluding any interest that the depositor, or any previous owner or any other person or entity has retained or acquired, as may be specified in the trust agreement and the related series supplement;

     o assets that may be identified as deposited in the related certificate account, as described below;

     o rights under the agreement or agreements pursuant to which the trustee has acquired the underlying securities and other assets deposited in the trust;

     o those elements of credit support, if any, for any series or class within that series that are specified as being part of the related trust in the applicable prospectus supplement; for further details, see the applicable prospectus supplement and "Description of Underlying Securities and Other Assets Deposited in the Trust--Credit Support" in this prospectus; and

     o any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

                        MATURITY AND YIELD CONSIDERATIONS

     Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying securities and the terms, if any, upon which they may be subject to early redemption or repayment. The exercise of any provisions for the redemption or repayment of underlying securities before their stated maturity will reduce the weighted average life of the underlying securities and the related series of trust certificates or class of certificates within that series.

     Some terms of the underlying securities, and any other assets deposited in the trust, may affect the effective yield of the trust certificates of any series and any class of certificates within that series. In addition, the manner and priorities of allocations of collections with respect to those underlying securities and other assets between classes of a particular series can also affect the effective yield of the trust certificates of any series and any class of certificates in that series. With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we would expect the likelihood of redemption to increase.

     As specified in the applicable prospectus supplement, each of the underlying securities may be subject to acceleration upon the occurrence of some events of default under the terms of the underlying securities. Any early repayment of the underlying securities as a result of an acceleration will affect the maturity and yield on the trust certificates. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus. If an underlying securities issuer becomes subject to a bankruptcy proceeding, that proceeding may materially and adversely affect the timing and amount of payments of principal, premium, if any, or distributions on the certificates. Several factors, including an underlying securities issuer's operating and financial condition and leverage, and economic, geographic, legal and social factors, may affect the underlying securities issuer's ability to satisfy its obligations under the underlying securities.

     The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying securities and any other assets deposited in the trust will depend upon:

          o the degree to which the trust certificates are purchased at a discount or premium; and

          o the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying securities and other assets deposited in the trust.

     If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates. In the case of any series of trust certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments, if any, applicable to those certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate. These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

     The prospectus supplement for each series of trust certificates will set forth additional information regarding yield and maturity considerations applicable to that series and each class within that series and the related underlying securities and other assets deposited in the trust.

                      DESCRIPTION OF THE TRUST CERTIFICATES

     The related trust will issue each series of trust certificates, or classes within that series, pursuant to the trust agreement and the series supplement relating to that series among the depositor, the trustee and any intermediaries named in the applicable prospectus supplement. We have filed a form of the trust agreement as an exhibit to our registration statement on Form S-3 (Registration No. 333-29015). The provisions of the applicable series supplement may vary depending upon the terms of the trust certificates being issued, the underlying assets and any other assets deposited in the trust, the credit support, if any, and the related trust. The following summary describes material provisions of the trust agreement and the related series supplement that may be applicable to each series of trust certificates. The applicable prospectus supplement will describe any material provision of the trust agreement and the related series supplement that is not described or materially differs from the description in this prospectus.

     The following summary does not purport to be complete and is subject to the detailed provisions of the trust agreement and related series supplement. You should carefully read the form of trust agreement and the related series supplement for a full description of the provisions, including the definition of some terms used, and for other information regarding the trust certificates. Whenever this prospectus refers to the defined terms of the trust agreement and the related series supplement, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by that reference. The term "trust certificate," with respect to any series, refers to all the trust certificates of that series, and each class within that series, whether or not offered in this prospectus and by the applicable prospectus supplement, unless the context otherwise requires.

     Following the issuance of a series of trust certificates, the applicable trust will file with the SEC a copy of the series supplement relating to that series as an exhibit to a current report on Form 8-K.

General

     The amount of trust certificates that may be issued under the trust agreement and the related series supplement is unlimited. The trust agreement and series supplement for a particular series of trust certificates will provide that trust certificates of that series may be issued in multiple classes. The series of trust certificates, or classes within that series, to be issued under the trust agreement and the related series supplement will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, as described in this prospectus and the prospectus supplement.

     Each of the classes, if any, will be allocated relative priorities to receive specified collections from and a percentage ownership interest of the assets deposited in the trust as identified and described in the applicable prospectus supplement. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Collections" in this prospectus. The applicable prospectus supplement will also contain a description of the following terms applicable to the series of trust certificates in respect of which this prospectus and the related prospectus supplement are being delivered:

               (A)  the title of the trust certificates;

               (B) the series of the trust certificates and, if applicable, the number and designation of classes of that series;

               (C) material information concerning the type, characteristics and specifications of the underlying securities, any credit support, and any other assets that the depositor deposits in the related trust, including, with respect to any underlying securities which at the time of deposit represent a significant portion of the assets in the trust and any related credit support:

                    o information concerning the material terms of each underlying security;

                    o    the identity of the issuer; and

                    o where publicly available information regarding the issuer may be obtained;

               (D) the original issue dates, which are the dates on which, or periods during which, the series of trust certificates may be issued;

               (E)  the offering price of the series of trust certificates;

               (F) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of the series of trust certificates;

               (G) if applicable, the relative rights and priorities of each class, including the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

               (H) whether the trust certificates of that series are fixed rate certificates or floating rate certificates, as described below, and:

                    o the applicable interest rate for the fixed rate certificates and the method of calculating the interest rate that is applicable to the series of floating rate certificates;

                    o    the date or dates from which interest will accrue;

                    o the applicable distribution dates on which principal of and premium, if any, and interest on, in each case as applicable, the series or class will be distributable; and

                    o the related record dates, if any, for determining the amounts of those distributions;

               (I) the circumstances and conditions under which any of the depositor, Merrill Lynch or the trustee, or their respective affiliates and designees, or any other person identified in the prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right:

                    o would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations; and

                    o would not affect the treatment of the trust as a "grantor trust" under the Internal Revenue Code;

               (J) the option, if any, of any specified third parties, which may include the depositor, Merrill Lynch or their respective affiliates, to purchase trust certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

               (K) the rating of each series or each class within the series offered by this prospectus and the related prospectus supplement;

               (L) the denominations in which the depositor can issue the series or each class within the series;

               (M) whether the trust certificates of any class within a given series will be (a) entitled to principal distributions with disproportionate, nominal or no interest distributions, or
                    (b) "strip certificates" that are entitled to interest distributions with disproportionate, nominal or no principal distributions, and the terms applicable to each;

               (N) the identity of the depositary, if other than DTC, for the trust certificates;

               (O) the specified currency applicable to the trust certificates of the series or class for purposes of denominations of and distributions on that series or each class and any applicable circumstances and conditions when the specified currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on the series or class are to be distributed pursuant to that election;

               (P) all applicable required percentages and voting rights relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to specified actions by the depositor or the trustee under the trust agreement and the related series supplement or with respect to the applicable trust;

               (Q) remedies available upon a payment default on the underlying securities or an acceleration of the underlying securities; and

               (R) all other material terms of the series or class within that series of trust certificates.

     The applicable prospectus supplement will describe the United States federal income tax consequences and ERISA consequences relating to the related series of trust certificates, or any class within the series. In addition, the applicable prospectus supplement will describe any special considerations, the specific terms and other information with respect to the issuance of any series of trust certificates or class within that series of trust certificates, on which the principal of and any premium and interest are distributable in a specified currency other than U.S. dollars. The U.S. dollar equivalent of the public offering price or purchase price of a trust certificate in a specified currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. As specified in the applicable prospectus supplement, the depositor, the trustee, the administrative agent, if any, or its agent as exchange rate agent for each series of trust certificates, will make that determination. If a noon buying rate is not published for the specified currency, the applicable prospectus supplement will set forth another source for all exchange rate calculations.

     Transfers of beneficial ownership interests in any global certificate will be effected in accordance with the normal procedures of DTC or any other specified depositary. If definitive certificates are issued in the limited circumstances described in this prospectus, they may be transferred or exchanged for like certificates of the same series at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations set forth in the trust agreement and the related series supplement, without the payment of any service charge, other than any tax or governmental charge.

Distributions

     Distributions allocable to principal, premium, if any, and interest on the trust certificates of each series and each class within the series will be made by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the record date, which refers to the close of business on the date specified in the applicable prospectus supplement.

     Except as provided in the succeeding paragraph, the trustee will make distributions with respect to trust certificates at its corporate trust office or agency specified in the applicable prospectus supplement in The City of New York; provided that the trustee will distribute any amounts distributable on the final scheduled distribution date of a trust certificate only upon surrender of the trust certificate at the applicable location stated above.

     The trustee will make distributions on trust certificates, except as provided below, by check mailed to the certificateholders listed on the relevant record date in the ownership register maintained for that purpose under the trust agreement and the related series supplement, which, in the case of global securities, will be a nominee of the depositary. A certificateholder of $10,000,000 or more in aggregate principal amount of trust certificates of a given series, and any holder of a global security, shall be entitled to receive distributions by wire transfer of immediately available funds, but only if the trustee receives appropriate wire transfer instructions in writing for the series not later than 10 calendar days before the applicable distribution date.

     A "business day" with respect to any trust certificate means (1) any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close; or (2) a business day, as the term is used in the indenture, or other governing document, for the underlying securities.

Distributions on the Trust Certificates

     Each class of trust certificates of a given series, other than some classes of strip certificates, which are trust certificates with nominal, disproportionate or no interest distributions, may have a different applicable distribution rates, which may be fixed or floating, as described below. In the case of strip certificates that entitle their holders to receive either nominal or no certificate principal balance, the distributions will be in an amount described in the applicable prospectus supplement. In this prospectus, "certificate principal balance" means amounts in respect of principal out of the future cash flows of the assets deposited in the trust. In addition, in this prospectus "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on strip certificates with a nominal or no certificate principal balance will be made on each distribution date. Reference to the notional amount of a class of strip certificates in this prospectus or in a prospectus supplement does not indicate that those certificates represent the right to receive any distribution in respect of principal in that amount, but rather we use the term "notional amount" solely as a basis for calculating the amount of required distributions and determining some relative voting rights, all as specified in the applicable prospectus supplement. The applicable distribution rate will be described in the prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments in respect of any retained interest. For a detailed description of "retained interest," see "Description of the Trust Agreement--Retained Interest" below. The applicable distribution rate may be either a fixed rate or a floating rate.

     Fixed Rate Certificates. Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the applicable prospectus supplement until the principal amount of that series is distributed or made available for repayment. In the case of a series of fixed rate certificates with a nominal or no principal amount, that series will pay distributions until the notional amount of that series is reduced to zero, except that, if so specified in the applicable prospectus supplement, the distribution rate for that series or any class or classes may be subject to periodic adjustment in response to designated changes in the rating assigned to the trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the related prospectus supplement. Unless otherwise stated in the prospectus supplement, interest on each series or class of fixed rate certificates will be distributable in arrears on each distribution date as specified in the prospectus supplement. Each distribution of interest payments shall include interest accrued on the underlying securities through the day specified in the prospectus supplement and the related series supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the applicable prospectus supplement from its original issue date to but excluding the first distribution reset date for that series. The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the applicable prospectus supplement for the series.

     Thereafter, the applicable distribution rate on the series for each distribution reset date will be determined by reference to an interest rate basis, or "base rate," plus or minus the spread, if any, or multiplied by the spread multiplier. The "base rate" for any series of trust certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate prevailing on loans or other extensions of credit in a specified credit market. The "spread" is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the applicable prospectus supplement as being applicable to that series. The "spread multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series. The applicable prospectus supplement may specify, however, that the spread or spread multiplier on that series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the prospectus supplement.

     The applicable prospectus supplement, unless it otherwise specifies, will designate one of the following base rates as applicable to a floating rate certificate:

     o  the CD rate for a "CD rate     o  the Prime Rate for a "prime rate
        certificate";                     certificate";
     o  the commercial paper rate      o  the treasury rate for a "treasury
        for a "commercial paper rate      rate certificate"; or
        certificate";                  o  another base rate, as set forth in

     o  the federal funds rate for a      the applicable prospectus
        "federal funds certificate";      supplement.
     o  LIBOR rate for a "LIBOR
        certificate";

     Distributions will be payable only from cash that the trustee receives from the underlying securities and any other assets deposited in the trust that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

     As specified in the applicable prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

               (A) a "maximum certificate rate," which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the applicable prospectus supplement; and

               (B) a "minimum certificate rate," which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the prospectus supplement.

     In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis. In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

     The depositor will appoint, and enter into agreements with, calculation agents who will calculate floating distribution rates on each series of floating rate certificates. The applicable prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates. All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

     The applicable floating distribution rate will be reset for a "distribution reset period" that will be reset daily, weekly, monthly, quarterly, semiannually or annually. The first day of each distribution reset period is called a "distribution reset date" and, with respect to each series, will be specified in the applicable prospectus supplement; provided that, unless otherwise specified in the prospectus supplement, the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of certificates will be that in effect on the tenth day preceding that final scheduled distribution date. If a distribution reset date for any series of floating rate certificates would otherwise be a day that is not a business day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that business day would fall in the next calendar month, the distribution reset date will be the immediately preceding business day.

     Unless the applicable prospectus supplement provides otherwise, distributions payable in respect of floating rate certificates will be the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date. With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate's principal balance by an accrued distribution factor. The accrued distribution factor will be computed by adding the distribution factors calculated for each day in the period for which accrued distributions are being calculated. Unless the applicable prospectus supplement provides otherwise, the distribution factor, which is expressed as a decimal calculated to seven decimal places without rounding, for each day is computed by dividing the applicable distribution rate in effect on that day by 360, in the case of LIBOR certificates, commercial paper rate certificates, federal funds rate certificates, prime rate certificates, and CD rate certificates, or by the actual number of days in the year, in the case of treasury rate certificates. For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

     Unless the applicable prospectus supplement provides otherwise, all percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

     Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the distribution accrual periods as and to the extent set forth in the applicable prospectus supplement.

     The "calculation date" pertaining to a record date will be the earlier of
(1) the tenth calendar day after the record date or, if that day is not a business day, the next succeeding business day or (2) the business day preceding the applicable distribution date.

     Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next distribution reset date with respect to the floating rate certificate.

     In the descriptions below:

     o The "index maturity" for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

     o "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System.

     o "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

     CD Rate Certificates. CD rate certificates will pay distributions at rates specified in the applicable prospectus supplement and will be calculated with reference to the CD rate and the spread and/or the spread multiplier, if any.

     The "CD rate" means, with respect to any record date, the rate on that date for negotiable certificates of deposit having the applicable index maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the CD rate will be the rate on that record date for negotiable certificates of deposit of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Certificates of Deposit." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the CD rate for that record date will be the arithmetic mean of the secondary market offered rates for negotiable certificates of deposit as of 10:00 a.m., New York City time, on that record date. Those rates will be from three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent after consultation with the depositor. The negotiable certificates of deposit will be issued by major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit and will have a remaining maturity closest to the applicable index maturity in a denomination of $5,000,000. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the CD rate certificates on the record date. If the CD rate must be calculated then that calculation will be performed by the calculation agent.

     CD rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Certificates. Commercial paper rate certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to the commercial paper rate, as described below, and the spread and/or the spread multiplier, if any.

     The "commercial paper rate" means, with respect to any record date, the money market yield, as described below, on the record date of the rate for commercial paper having the applicable index maturity, as published in H.15(519) under the heading "Commercial Paper." If that rate is not published before 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the commercial paper rate will be the money market yield on that record date of the rate for commercial paper of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to the record date, then the commercial paper rate for that record date will be the money market yield of the arithmetic mean of the offered rates for commercial paper of the applicable index maturity as of 11:00 a.m., New York City time, on that record date. Those rates will be from three leading dealers of commercial paper in The City of New York selected by the calculation agent after consultation with the depositor. The commercial paper will have been placed for industrial issuers whose bond rating, as determined by a nationally recognized rating agency, is "AA" or the equivalent. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the commercial paper rate certificates on the record date. If the commercial paper rate must be calculated then that calculation will be performed by the calculation agent.

     The term "money market yield" means a yield calculated in accordance with the following formula:

             Money Market Yield    =        D x 360       x    100
                                         -------------
                                         360 - (D x M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

     Federal Funds Rate Certificates. Federal funds rate certificates will bear interest at the interest rates that the applicable prospectus supplement specifies, calculated with reference to the federal funds rate, as described below, and the spread and/or the spread multiplier, if any.

     The "federal funds rate" means, with respect to any record date, the rate on that date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the federal funds rate will be the rate on that record date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the federal funds rate for that record date will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York as of 9:00 a.m., New York City time, on that record date. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the federal funds certificates on the record date. If the federal funds rate must be calculated then that calculation will be performed by the calculation agent.

     LIBOR Certificates. LIBOR certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

     "LIBOR" means, with respect to any record date, the rate that the calculation agent determines in accordance with either clause (A) or clause (B) below, as specified in the applicable prospectus supplement:

               (A) LIBOR Telerate, which is the rate for deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that record date. "Telerate Page 3750" means the display designated as page "3750" on the Telerate service, or any other page that may replace page 3750 on that service or any other service or services that may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

               (B) LIBOR Reuters, which is the arithmetic mean of the offered rates for deposits in U.S. dollars having the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that record date, if at least two of those offered rates appear on the Reuters Screen LIBO Page. "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service, or any other page that may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

     If, in the case where clause (A) above applies, no rate appears on Telerate Page 3750 or, in the case where clause (B) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, the calculation agent will determine LIBOR in respect of the relevant record date on the basis of the rates at which deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that record date by four major banks, or "reference banks," in the London interbank market, selected by the calculation agent, commencing on the second London Banking Day immediately following the record date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the market at the time. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the record date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for the record date will be the arithmetic mean of the rates that three major commercial or investment banks, which may include Merrill Lynch or any of its affiliates, in The City of New York quote at approximately 11:00 a.m., New York City time, on the record date for U.S. dollar loans of the applicable index maturity to leading European banks, commencing on the second London Banking Day immediately following the record date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in that market at that time. Those investment banks will be selected by the calculation agent after consultation with the depositor. However, if the banks that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the LIBOR certificates on the record date. If LIBOR must be calculated then that calculation will be performed by the calculation agent.

     If any LIBOR certificate is indexed to the offered rates for deposits in a specified currency other than U.S. dollars, the applicable prospectus supplement will describe the method for determining the rates.

     Prime Rate Certificates. Prime rate certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

     The "prime rate" means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading "Bank Prime Loan." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as that bank's prime rate or base lending rate as in effect for that record date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen NYMF Page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the calculation agent after consultation with the depositor. However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date. If the prime rate must be calculated then that calculation will be performed by the calculation agent.

     Treasury Rate Certificates. Treasury rate certificates will pay distributions at the rates, calculated with reference to the treasury rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

     The "treasury rate" means, with respect to any record date, the rate for the auction held on that record date of treasury bills of the index maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the prime rate will be the auction average rate for the record date, expressed as a bond equivalent, rounded to the nearest 1/100 of 1%, with 5/1,000 of 1% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, as otherwise announced by the U.S. Department of the Treasury. If the results of the auction of treasury bills having the applicable index maturity are not published or reported as provided above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the record date, then the treasury rate will be a yield to maturity, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the record date, of three leading primary U.S. government securities dealers for the issue of Treasury bills with a remaining maturity closest to the applicable index maturity. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the treasury rate certificates on the record date. If the treasury rate must be calculated then that calculation will be performed by the calculation agent.

Principal of the Trust Certificates

     Each trust certificate, other than some classes of strip certificates, will have a "certificate principal balance," which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying securities and any other assets deposited in the trust. The applicable prospectus supplement will include a section entitled "Description of the Trust Certificates--Collections and Distributions," which will describe the priority of distributions on each class of trust certificates in a particular series. The outstanding certificate principal balance of a trust certificate will be reduced to the extent of distributions of principal on the certificate. In addition, if applicable pursuant to the terms of the related series, the outstanding certificate principal balance will be reduced by the amount of any realized losses, which are the net losses realized on any underlying securities or other assets deposited in the trust that are allocated to the certificates. The applicable prospectus supplement will specify the initial aggregate certificate principal balance of a series.

Optional Exchange

     The applicable prospectus supplement may provide that any of the depositor, Merrill Lynch, the trustee or their respective affiliates and designees, or any other person identified in the prospectus supplement, may have an "optional exchange right." A person with an optional exchange right may, when permitted by the terms described in the prospectus supplement, exchange trust certificates of any particular series for a pro rata portion of the underlying securities and any other assets deposited in the related trust.

     The prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

     (1) any optional exchange right shall be exercisable only to the extent that the exercise of that right:

          (A) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations under the act; and

          (B) would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code;

     (2) any optional exchange right shall be exercisable only to the extent that the exercise of that right would not result in an under-collateralization of the related trust; and

     (3) if the assets deposited in the trust constitute a pool of underlying securities then an optional exchange right can not result in the exercising party receiving a disproportionate amount of any underlying securities in that pool. Any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying securities included in that pool, the proportion that the principal amount of that series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately after the exercise. Any related assets that credit enhance or otherwise support a series or issue of underlying securities will be distributed in the same proportions as the related underlying securities.

     The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding. For more details, see "Risk Factors--The exercise of an optional exchange right may decrease the amount of outstanding trust certificates." While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders. The ability to exchange trust certificates for underlying securities enables holders of optional exchange rights to sell underlying securities, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such less liquid trust certificates.

     The trustee will provide certificateholders with semi-annual reports describing, among other things, the aggregate principal amount, or notional amount, if applicable, of the underlying securities remaining in the related trust. See "Description of the Trust Agreement--Reports to Certificateholders; Notices" for more details.

     Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an "exchangeable series."

Default and Remedies

     If there is a payment default on or acceleration of the underlying securities or if an underlying securities issuer of concentrated underlying securities ceases to file Exchange Act reports, then:

          (A) the trustee will sell all of the underlying securities and a pro rata portion of the related assets and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio described below; or

          (B) the trustee will distribute the underlying securities and a pro rata portion of the related assets in kind to the certificateholders in accordance with that allocation ratio.

In each of those circumstances, the related prospectus supplement will specify whether (A) or (B) above will occur or whether and how the trust certificateholders will be given the opportunity to vote on which of (A) or (B) will occur. The certificateholders of the relevant series may experience a loss on any sale described in (A) above if the sale price is less than the purchase price for the underlying securities. The prospectus supplement will set forth the choice of remedies for a particular series, and the trustee, the depositor and certificateholders will have no discretion in this respect.

     The "allocation ratio" referred to above is the allocation between classes of a given series of the total expected cash flows from the underlying securities and any other assets deposited in the trust of that series. The prospectus supplement for any series with more than one class will set forth the allocation ratio for that series. In addition to default or acceleration on underlying securities, the allocation ratio relates to voting rights held by owners of underlying securities because those voting rights will be allocated among certificate holders of different classes of a particular series in accordance with their economic interests. Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities."

Call Right

     The trust certificates or the underlying securities may be subject to a "call right." A call right may initially be held by the depositor or an affiliate of the depositor. Also, if so specified in the relevant prospectus supplement, the depositor or an affiliate of the depositor may have the ability to transfer the call right.

     A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates. A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust.

     The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities, making the exercise of a call right more likely. If one or more specified persons hold a call right with respect to a particular series of certificates, the applicable prospectus supplement will designate that series as a "callable series."

     The terms upon which the persons or entities specified above may exercise a call right will be described in the applicable prospectus supplement. Those terms may include the following:


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


     o    the initial holder of the call right;

     o whether the trust certificate principal balance or notional amount of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

     o    the call date or dates; and

     o    the call price.

     After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement. Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive payment of a pro rata share of the call price paid in connection with that exercise. In the case of a purchase of less than all of the trust certificates, only certificateholders from whom trust certificates are called will be entitled to receive payment of a pro rata share of the call price. In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the trust certificates will be redeemed in whole or in part, pro rata or in accordance with the allocation ratio, as applicable and as specified in the related prospectus supplement.

Put Right

     Some or all of the underlying securities deposited in a trust may give the holders of those underlying securities a put option. A put option permits the holders of underlying securities to require the underlying securities issuer to repurchase or otherwise repay the underlying securities on or after a fixed date.

     If underlying securities for a particular series of certificates are subject to a put option, the trustee for that series of trust certificates will, if the criteria specified in the applicable prospectus supplement are met, exercise the put option on the "put date." The "put date" is the first date that the option is available to be exercised. If the trustee exercises the put option, the trustee will tender the underlying securities to the underlying securities issuer on the put date in exchange for repurchase or repayment proceeds. The proceeds received by the trust from the exercise of the put option will be distributed as described in the applicable prospectus supplement. Holders of callable trust certificates should note that if the holder of a call right has exercised that right before the put date then any holders of trust certificates that are called prior to the put date will not receive put proceeds. Instead, those persons will receive a pro rata share of the call proceeds as described above under "--Call Right".

     The depositor will not issue a series of trust certificates with underlying securities that are subject to a put option if doing so would either (1) cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, or (2) affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code.

Global Securities

     Unless otherwise specified in the applicable prospectus supplement, all trust certificates of a given series will, upon issuance, be represented by one or more global securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC. Unless and until a global security is exchanged in whole or in part for definitive certificates, which are the individual trust certificates that the global security represents, a global security may not be transferred except:

     o as a whole by the depositary for that global security to a nominee of that depositary; or

     o by a nominee of that depositary to the depositary or another nominee of the depositary; or

     o by that depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows:

     o DTC is a limited-purpose trust company organized under the laws of the State of New York;

     o DTC is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
          Section 17A of the Exchange Act;

     o DTC was created to hold securities of the institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among those institutions in those securities through electronic computerized book-entry changes in accounts of the participating institutions, thereby eliminating the need for physical movement of trust certificates; and

     o DTC's participating institutions include securities brokers and dealers, including Merrill Lynch, banks, trust companies, clearing corporations and other organizations, some of which, and/or their representatives, own DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participating institution, either directly or indirectly. DTC has confirmed to the depositor that it intends to follow these procedures.

     Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual trust certificates that the global security represents to the accounts of its participating institutions. The underwriters of the trust certificates will designate the accounts to be credited, or, if the trust certificates are offered and sold directly through one or more agents, the depositor or its agent or agents will designate the accounts to be credited. Only institutions that have accounts with the depositary or persons or entities that may hold beneficial interests through these institutions can own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for that global security or by institutions that have accounts with the depositary or persons or entities that hold securities through these institutions. The laws of some states require that some purchasers of securities take physical delivery of those securities. Those limits and laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual trust certificates that the global security represents for all purposes under the trust agreement and the related series supplement governing the trust certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the individual trust certificates that the global security represents registered in their names, will not receive or be entitled to receive physical delivery of any of those trust certificates and will not be considered the certificateholders under the trust agreement and the related series supplement governing the trust certificates. Because the depositary can act only on behalf of the institutions that have accounts with it, the ability of a holder of any trust certificate to pledge that trust certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that trust certificate, may be limited due to the lack of a physical trust certificate.

     Payments of principal of and premium, if any, and any distributions on individual trust certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the depositor, the trustee or securities intermediary for the trust certificates, any paying agent or the trust certificate registrar for the trust certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

     The depositor expects that the depositary for trust certificates of a particular series, upon receipt of any payment of principal, premium or distributions in respect of a definitive global security representing any of the trust certificates, will immediately credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositary also expects that payments by institutions that have accounts with it to owners of beneficial interests in the global security held through those institutions will be registered in "street name" and will be the responsibility of those institutions.

     If the depositary for trust certificates of a given series is at any time unwilling or unable to continue as depositary and the depositor does not appoint a successor depositary within 90 days, the depositor will issue individual definitive trust certificates in exchange for the global security or securities representing those trust certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any trust certificates of a particular series represented by one or more global securities and, in that event, will issue definitive certificates of the series in exchange for the global security or securities representing the trust certificates. Further, if the depositor so specifies with respect to the trust certificates of a particular series, an owner of a beneficial interest in a global security representing trust certificates of that series may, on terms acceptable to the depositor and the depositary for the global security, receive individual definitive trust certificates in exchange for the beneficial interest. In that case, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive trust certificates of the series that the global security represents equal in principal amount to the beneficial interest and to have the definitive trust certificates registered in its name.

     The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

                       DESCRIPTION OF THE TRUST AGREEMENT

     General. The following summary of material provisions of the trust agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement we previously filed on Form S-3 (Registration No. 333-29015). Wherever references to particular sections or defined terms of the trust agreement appear in this prospectus, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made and the statement is qualified in its entirety by such reference.

Assignment of Underlying Securities and Any Other Assets Deposited in the Trust

     At the time any series of trust certificates is issued, the depositor will cause the underlying securities and any other deposited assets specified in the prospectus supplement to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to those underlying securities and other assets deposited in the trust after the cut-off date specified in the prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest. Concurrently with that assignment, the depositor will execute, and the trustee will authenticate and deliver, trust certificates to the depositor in exchange for the underlying securities and any other assets deposited in the trust. Each underlying security and other asset deposited in the trust will be identified in a schedule to the applicable series supplement to the trust agreement. The schedule will include summary identifying information with respect to each underlying security and other deposited asset as of the cut-off date. The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any concentrated underlying securities.

     In addition, the depositor will, with respect to each underlying security and other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying securities and any other assets deposited in the trust. The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

     The depositor will make some representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement and the related series supplement. Upon a breach of any representation of the depositor that materially and adversely affects the interests of the certificateholders, the depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

     General. With respect to any series of trust certificates, the trustee or any other person specified in the prospectus supplement, directly or through administrative agents, will establish and maintain specific accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying securities and any other assets deposited in the trust. The trustee on behalf of the trust may direct any depository institution maintaining those accounts to invest the funds in the accounts in one or more "eligible investments," as defined in the trust agreement, bearing interest or sold at a discount. Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be solely for the account of, the certificateholders and, if applicable, the holder of the retained interest, in accordance with the allocation ratio. Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying securities and any other assets deposited in the trust, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement and the related series supplement and any related instrument governing any credit support, and provided further that, except as otherwise expressly set forth in the applicable prospectus supplement, the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Realization upon Defaulted Deposited Assets. The trustee, as administrator with respect to the underlying securities and any other assets deposited in the trust, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument and will take any reasonable steps necessary to receive payment or to permit recovery under that instrument with respect to defaulted underlying securities or other assets deposited in the trust. As described above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

     The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted underlying securities or other assets deposited in the trust. The trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable prospectus supplement. If the proceeds of any liquidation of the defaulted assets are less than the sum of:

          (A)  the outstanding principal balance of the assets;

          (B) interest accrued but unpaid on those assets at the applicable interest rate; and

          (C) the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement and the related series supplement, then the trust for the applicable series will realize a loss in the amount of the difference. The trustee will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted assets, as provided in the applicable prospectus supplement, amounts representing:

     o its normal administrative compensation on the underlying securities and any other assets deposited in the trust;

     o unreimbursed administrative expenses incurred with respect to those assets; and

     o any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the applicable prospectus supplement before the distribution of those proceeds to certificateholders.

Retained Interest

     The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying securities and any other assets deposited in the trust, and, if so, will identify the owner of any retained interest. If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable series supplement. A retained interest in underlying securities and any other assets deposited in the trust represents a specified ownership interest in those assets and a right to a portion of the payments thereon. Payments in respect of the retained interest will be deducted from payments on the underlying securities and any other assets deposited in the trust as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. After the trustee deducts all applicable fees, as provided in the trust agreement and the related series supplement, from any partial recovery on an underlying security, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

     Unless otherwise specified in the applicable prospectus supplement, the trustee will have no obligation to make any advances with respect to collections on the underlying securities and any other assets deposited in the trust or in favor of the certificateholders of the related series of trust certificates. However, to the extent provided in the applicable prospectus supplement, the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for that series that are not part of the funds available for distribution for that distribution date, in an amount equal to the aggregate of payments of principal, premium, if any, and interest, net of related fees and any retained interest, with respect to the underlying securities and any other assets deposited in the trust that were due during the related collection period and were delinquent on the related record date, subject to (1) the trustee's good faith determination that those advances will be reimbursable from related proceeds, as described below, and (2) other conditions as may be specified in the prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled principal, premium, if any, and interest payments to holders of the class or classes of certificates entitled to those payments, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable prospectus supplement, advances of the trustee's funds, if any, will be reimbursable only out of "related proceeds," which are related recoveries on the underlying securities and any other assets deposited in the trust and amounts received under any form of credit support for the series with respect to which the advances were made. However, any advance will be reimbursable from any amounts in the certificate accounts for the series to the extent that the trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds. If the trustee has made advances from excess funds in the certificate account for any series, the trustee will replace the funds in that certificate account on any future distribution date to the extent that funds in that certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If specified in the applicable prospectus supplement, the obligations, if any, of the trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, the applicable prospectus supplement will contain information regarding the characteristics of, and the identity of any obligor on, any surety bond.

Matters Regarding the Trustee, the Administrative Agent, and the Depositor

     The trustee may enter into administration agreements with one or more administrative agents to delegate some of its administrative obligations with respect to a related series of certificates under the trust agreement and the related series supplement; provided, however, that:

          (A) the delegation shall not release the trustee from the duties, obligations, responsibilities or liabilities arising under the trust agreement and the related series supplement;

          (B) the administration agreement shall not affect the rating of any class of trust certificates of the series;

          (C) the agreements are consistent with the terms of the trust agreement and the related series supplement;

          (D) the trustee will remain solely liable for all fees and expenses it may owe to the administrative agent;

          (E) the administrative agent shall give representations and warranties in the administration agreement that are the same in substance as those required of the trustee; and

          (F) the administrative agent shall meet the eligibility requirements of the trustee pursuant to the trust agreement and the related series supplement.

Any administrative agent for each series of trust certificates under the trust agreement and the related series supplement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any series may be the trustee, the securities intermediary, the depositor, an affiliate of any of the foregoing or any third party and may have other business relationships with the trustee, the securities intermediary, the depositor or their respective affiliates. The applicable prospectus supplement will specify the administrative agent's compensation, if any, and the source, manner and priority of payment of that compensation, with respect to a given series of trust certificates.

     The trust agreement and the related series supplement will provide that an administrative agent may resign from its obligations and duties under the trust agreement and the related series supplement with respect to any series of trust certificates only if:

     o the resignation, and the appointment of a successor, will not result in a rating withdrawal or downgrading of any class of trust certificates of that series; or

     o it is determined that the duties of the administrative agent under the trust agreement and the related series supplement with respect to that series are no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement and the related series supplement.

     The trust agreement and the related series supplement will further provide that none of the administrative agent, the depositor, the trustee, or any director, officer, employee or agent of the trustee, the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement and the related series supplement or for errors in judgment. However, none of the depositor or any director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of:

     o    willful misfeasance;

     o    bad faith or gross negligence in the performance of duties; or

     o    reckless disregard of obligations and duties.

     The trust agreement and the related series supplement will further provide that the trustee, any administrative agent, the depositor and any director, officer, employee or agent for any of them will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement and the related series supplement. However, those persons will not be indemnified for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement and the related series supplement or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement and the related series supplement to the trust agreement will provide that the trustee, any administrative agent, and the depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement and the related series supplement to the trust agreement or which in their respective opinions may involve them in any expense or liability. Each of the trustee, any administrative agent, and the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the related series supplement to the trust agreement and the rights and duties of the parties and the interests of the certificateholders under the trust agreement and the related series supplement to the trust agreement. The applicable prospectus supplement will describe how legal expenses and costs of any action and any liability resulting from that action will be allocated.

     Neither the trustee, the depositor, nor any administrative agent shall have any obligations with respect to the underlying securities. The depositor is not authorized to proceed against the underlying securities issuer in the event of a default. Except as expressly provided in the trust agreement and the related series supplement to the trust agreement, the trustee is not authorized to proceed against the underlying securities issuer or to assert the rights and privileges of certificateholders.

     Any person into which the trustee, the depositor, or an administrative agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the trustee, the depositor, or an administrative agent is a part, or any person succeeding to the business of the trustee, the depositor, or an administrative agent, will be the successor of the trustee, the depositor, or that administrative agent under the trust agreement and the related series supplement with respect to the trust certificates of a series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

     "Administrative agent termination events" under the trust agreement and the related series supplement to the trust agreement relating to any given series of trust certificates will consist of the following:

     o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the underlying securities and other assets deposited in the trust and credit support, if any, as required under the trust agreement and the related series supplement to the trust agreement, that continues unremedied for five days after:

          (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

          (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee;

     o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the trustee with respect to the series, that continues unremedied for 30 days after:

          (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

          (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee; and

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

     The applicable prospectus supplement will set forth any additional administrative agent termination events. In addition, the applicable prospectus supplement and the related trust agreement series supplement will specify, as to each matter requiring the vote of holders of trust certificates of a class or group of classes within a given series, the circumstances and manner in which the required percentage applicable to each matter is calculated. "Required percentage" means, with respect to any matter requiring a vote of holders of trust certificates of a given series, the specified percentage of the aggregate voting rights of the trust certificates of the series applicable to the matter. "Voting rights" are the portion of the aggregate voting rights of underlying securities allocated to certificateholders of each class within a given series and to the holder of the retained interest in direct proportion to the allocation ratio, as described in the applicable prospectus supplement.

     When an administrative agent termination event occurs, the trustee may terminate the relevant administration agreement and the rights and obligations of the administrative agent under any administration agreement in accordance with its terms and conditions. In the event of a termination of the administration agreement, the trustee shall simultaneously:

     o reassume direct responsibility for all obligations it delegated in the administration agreement without any act or deed on the part of the applicable administrative agent; and

     o administer directly the related underlying securities or enter into an administration agreement with a successor administrative agent that complies with the requirements set forth above.

     If the trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, an administrative agent that complies with the requirements set forth above. Pending the appointment of the administrative agent, the trustee must act as administrative agent, except if the trustee is prohibited by law from obligating itself to make advances regarding delinquent underlying securities and other assets deposited in the trust.

Trustee Compensation and Payment of Expenses

     With respect to a given series of trust certificates, the applicable prospectus supplement will specify the trustee's compensation, and the source, manner and priority of payment. The applicable series supplement may provide that the depositor will pay some prepaid ordinary expenses of the trustee, as follows:

     o If the prepaid ordinary expenses set forth in the series supplement are greater than zero, the trustee will be deemed to agree that the payment of that amount constitutes full and final satisfaction of and payment for all ordinary expenses.

     o If the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may indicate that the trust will pay ordinary expenses. In that case, the trustee will be paid on a periodic basis by the trust or from the retained interest at the rate or amount and on the terms provided for in the series supplement.

     The trustee has agreed, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the trust will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim on payment of ordinary expenses from any other source, including the depositor.

     Alternatively, if the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may provide that the depositor will periodically pay to the trustee a fee for its services and expenses as trustee. In that case, the timing and method of payment will be set forth in the series supplement. The trustee will agree, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the depositor will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim for payment of ordinary expenses from the trust. The trustee has further agreed that, notwithstanding any failure by the depositor to make those periodic payments of ordinary expenses, the trustee will continue to perform its obligations under the trust agreement and the related series supplement. Any obligation on the depositor to pay ordinary expenses will be extinguished and of no further effect upon the payment of ordinary expenses due and owing on the termination of the trust pursuant to the terms of the trust agreement and the related series supplement.

     Subject to the terms of the trust agreement and the related series supplement, all extraordinary expenses, to the extent not paid by a third party, are obligations of the trust, and when due and payable will be satisfied solely by the trust. "Extraordinary expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the trust, other than:

          (A)  ordinary expenses; and

          (B) costs and expenses payable by a particular trust certificateholder, the trustee or the depositor pursuant to the trust agreement and the related series supplement.

     The series supplement will define "ordinary expenses." Ordinary expenses generally consist of the trustee's ordinary expenses and overhead in connection with its services as trustee, including:

     o the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the trust agreement and the related series supplement;

     o the costs and expenses of holding and making ordinary collection or payments on the assets of the trust and of determining and making payments of principal or distributions;

     o the costs and expenses of the trust's or trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust; and

     o any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the trust.

If specified in the applicable series supplement, the trustee, in addition to amounts payable to any administrative agent, will pay from its compensation any expenses incurred in connection with its administration of the underlying securities and other assets deposited in the trust to the extent specified, including, without limitation, payment of:

     o the fees and disbursements of the trustee, if applicable, and independent accountants;

     o expenses incurred in connection with distributions and reports to certificateholders; and

     o    any other expenses described in the applicable prospectus supplement.

     The trustee will not take any action, including appearing in, instituting or conducting any action or suit under the trust agreement and the related series supplement to the trust agreement or in relation to the trust agreement and related series supplement which:

     o is not indemnifiable under the trust agreement and the related series supplement to the trust agreement;

     o in the trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are extraordinary expenses unless:

               (A) the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

               (B) the trustee has been instructed by the certificateholders representing not less than the required percentage-remedies to do so, and

               (C) the certificateholders, pursuant to the instructions given under clause (B) above, have agreed that the costs, expenses or liabilities will either be:

                    o paid by the trustee from the trust, in the case of a vote of 100% of the aggregate principal amount of trust certificates then outstanding; or

                    o    paid by the trustee.

     The payment will be made out of the trustee's own funds and not from monies on deposit in the trust, in which case the trustee will be entitled to receive, upon demand, reimbursement from those certificateholders who have agreed to bear the entire amount of those costs, expenses or liabilities on a pro rata basis among those certificateholders.

Optional Exchange

     The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying securities and other assets deposited in the related trust will be specified in the related trust agreement and the related series supplement. However, the optional exchange right will be exercisable only to the extent that the depositor provides, upon the trustee's request, an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (2) the exchange would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code. In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days' but not more than 45 days' notice before an optional exchange date, unless otherwise specified in the related series supplement.

     Any tender of a trust certificate by a holder for exchange will be irrevocable. Unless otherwise provided in the applicable series supplement, the optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate principal amount of the trust certificate as long as the aggregate principal amount outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related series supplement are satisfied. Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued. The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

Voting Rights with Respect to Underlying Securities

     The trustee will, within five business days after receiving notice of any meeting of holders of any of the underlying securities or other occasion for the exercise of voting rights or the giving of consents by those holders, give notice to the certificateholders, setting forth:

               (A) the information contained in the notice to holders of the related underlying securities;

               (B) a statement that the certificateholders will be entitled, subject to any applicable provisions of law and any applicable provisions of the underlying securities, to instruct the trustee as to the exercise of voting rights, if any, pertaining to the underlying securities; and

               (C) a statement as to the manner in which instructions may be given to the trustee to give a discretionary proxy to a person designated in the notice received by the trustee. The trustee will give the notice to the certificateholders of record on the relevant record date.

     The trustee will endeavor to vote in accordance with any nondiscretionary instruction set forth in any written requests received from certificateholders. Those written requests must be received on or before the date established by the trustee for that purpose. However, the trustee will only act as practicable and permitted under any applicable provision of law and any applicable provision contained in or governing the underlying securities. The trustee will not vote except as specifically authorized and directed in written instructions from the applicable certificateholder entitled to give those instructions. If, however, the trustee determines, using advice furnished by nationally recognized independent tax counsel, whether at the request of any certificateholder or otherwise, that the exercise of voting rights with respect to any underlying securities could result in a "sale or other disposition" of those underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, the trustee will exercise the voting rights in a manner that would not result in any sale or other disposition. The trustee will have no responsibility to make that determination.

     The certificateholder, by accepting delivery of a trust certificate, whether upon original issuance or subsequent transfer, exchange or replacement agrees that for so long as it owns the trust certificate it will not grant any consent to:

               (D) any conversion of the timing of payment of, or the method or rate of accruing, interest on the underlying securities underlying the trust certificates held; or

               (E) any redemption or prepayment of the securities underlying the trust certificates held.

The certificateholder's agreement is without regard to whether its ownership of the trust certificates is beneficial or otherwise.

     The trustee will not grant any consent, solicited from it as an owner of the underlying securities underlying the trust certificates, with respect to the matters under this section in, "--Voting Rights with Respect to Underlying Securities." As well, the trustee will not accept or take any action in respect of any consent, proxy or instructions received from any certificateholder in contravention of the provisions of this section.

Limitations on Rights of Certificateholders

     No certificateholder of a given series will have the right under the trust agreement or the related series supplement to institute any proceeding with respect to the trust certificates unless:

     o the certificateholder previously gave the trustee written notice of a continuing breach;

     o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

     o that certificateholder or those certificateholders have offered the trustee reasonable indemnity;

     o    the trustee for 15 days has failed to institute that proceeding; and

     o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the related series supplement do not give the trustee directions inconsistent with the written request during that 15-day period.

     The trustee, however, is under no obligation to:

               (A) exercise any of the trusts or powers vested in it by the trust agreement and the related series supplement; or

               (B) make any investigation into the facts of matters arising under the trust agreement and the related series supplement or stated in any document believed by it to be genuine,

unless the certificateholders of the "required percentage" of trust certificates, as defined in the trust agreement and the related series supplement, request the trustee in writing to do so. In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement or related series supplement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Modification and Waiver

     Unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may be amended from time to time by the depositor and the trustee without notice to or the consent of any of the certificateholders for any of the following purposes:

               (A)  to cure any ambiguity;

               (B) to correct or supplement any provision of the trust agreement or the related series supplement that may be inconsistent with any other provision in those agreements or in the prospectus supplement;

               (C) to appoint a change in trustee for a series of trust certificates after the closing date for that series, as described in the related prospectus supplement;

               (D) to provide for the administration of separate trusts by more than one trustee;

               (E) to provide for a successor trustee with respect to trust certificates of one or more series;

               (F) to provide for the issuance of a new series of trust certificates pursuant to a prospectus supplement;

               (G) to add or supplement any credit support for the benefit of any certificateholders; however, if any addition affects any series or class of certificateholders differently from any other series or class of certificateholders, then that addition cannot, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders;

               (H) to add to the covenants, restrictions or obligations of the depositor, the administrative agent or the trustee for the benefit of the certificateholders;

               (I) to comply with any requirements imposed by the Internal Revenue Code; or

               (J) to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement and the related series supplement.

However, if any amendment is made, it must satisfy the condition that the certificates be rated as investment grade by at least one rating agency and it cannot cause any trust created by that document to fail to qualify as a fixed investment trust or "grantor trust" under the Internal Revenue Code.

     Additionally, unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may also be modified or amended from time to time by the depositor, the trustee and the securities intermediary for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement and the related series supplement or modifying in any manner the rights of certificateholders. These amendments require the consent of all the certificateholders materially adversely affected by the modification or amendment. The percentage of aggregate voting rights required to give consent to these amendments will be specified in the trust agreement and related series supplement. However, if that modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the required percentage specified in the related series supplement shall include an additional specified percentage of the trust certificates of that series or class. Also, no amendment will:

               (A) reduce in any manner the amount of, or delay the timing of, payments received on underlying securities and other assets deposited in the trust which are required to be distributed on any trust certificate without the consent of the holders of that trust certificate; or

               (B) reduce the percentage of aggregate voting rights required to take any action specified in the trust agreement and the related series supplement, without the consent of the holders of all trust certificates of that series or class then outstanding.

     Unless otherwise specified in the applicable prospectus supplement, holders of trust certificates evidencing not less than the required percentage to waive the voting rights of a given series may, on behalf of all certificateholders of that series:

               (A) waive, insofar as that series is concerned, compliance by the depositor or the trustee with some restrictive provisions, if any, of the trust agreement and the related series supplement before the time for compliance; and

               (B) waive any past default under the trust agreement and the related series supplement with respect to trust certificates of that series, except a default in the failure to distribute amounts received as principal of and premium, if any, or any distributions on any trust certificate and except a default in respect of a covenant or provision that if modified or amended would require the consent of the holder of each outstanding affected trust certificate.

Reports to Certificateholders; Notices

     Reports to Certificateholders. The trustee will, with each distribution to certificateholders of a series, forward or cause to be forwarded to each certificateholder, to the depositor and to such other parties as may be specified in the trust agreement and the related series supplement, a statement setting forth:

               (A) the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and interest on the underlying securities and any amounts received by the trustee with respect to any derivatives transaction entered into by the trust pursuant to the terms of the trust agreement and the related series supplement;

               (B) any amounts payable by the trust as of the statement date pursuant to any derivatives transaction the trust entered pursuant to the terms of the trust agreement and the related series supplement;

               (C) the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and other customary information the administrative agent, if any, or otherwise the trustee deems necessary or desirable, or that the certificateholders reasonably request in writing to enable them to prepare tax returns;

               (D) the amount of the payment to certificateholders of each class of the series on that distribution date allocable to principal of and premium, if any, and distributions on the trust certificates of each class, and the amount of aggregate unpaid distributions accrued as of that distribution date;

               (E) in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement series supplement;

               (F) if the series supplement provides for advances, as defined in the trust agreement and the related series supplement, the aggregate amount of advances, if any, included in that distribution, and the aggregate amount of nonreimbursed advances, if any, at the close of business on that distribution date;

               (G) the aggregate stated principal amount and, if applicable, the notional amount of the underlying securities related to the series, their current interest rate or rates at the close of business on that distribution date and, if the rating has changed since the last distribution date, the current rating assigned by the applicable rating agency;

               (H) the aggregate principal amount, or notional amount, if applicable, of each class of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount, or notional amount, due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement and the related series supplement;

               (I) as to any series or class within the series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support and its rating, if any, included as of the close of business on the distribution date; and

               (J) any other information appropriate for a series, as specified in the applicable prospectus supplement.

     The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificateholder, a statement containing the information set forth in clause (C) above, aggregated for the calendar year during which that person was a certificateholder. That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

     Notices. Any notice required to be given to a holder of a registered trust certificate will be mailed to the last address of that holder set forth in the applicable certificate register. Any notice mailed within the time period prescribed in the trust agreement or series supplement shall be conclusively presumed to have been duly given when mailed, whether or not the certificateholder receives that notice.

Evidence as to Compliance

     A firm of independent public accountants will, pursuant to the trust agreement and the related series supplement and based on agreed-upon procedures considered appropriate under the circumstances, furnish a statement to the trustee to the effect that the firm:

     o has examined certain documents and records relating to the administration of the underlying securities and other assets deposited in the trust during the related 12-month period or, in the case of the first report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related original issue date; and

     o is of the opinion that the trustee's administration was conducted in compliance with the terms of the trust agreement and the related series supplement to the trust agreement.

     That statement will first be furnished on a date specified in the trust agreement and related series supplement and annually thereafter on or before a specified date. The independent public accountants will not include items they believe to be immaterial and will be subject to any other exceptions and qualifications set forth in their report.

     The trust agreement and the related series supplement will also provide for delivery to the depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement and the related series supplement throughout the preceding year with respect to any series of trust certificates.

     Certificateholders can obtain copies of the annual accountants' statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

     If a mutilated trust certificate is surrendered at the corporate trust office or agency of the trustee in the City or State of New York or the depositor or the trustee receives satisfactory evidence that a trust certificate has been lost, destroyed or stolen, the trustee may replace the certificate. The holder must pay the expenses of replacement that the trustee may incur in connection with the replacement. In addition, that holder must furnish any security or indemnity that the trustee and the depositor may require to hold each of them and any paying agent harmless. However, neither the depositor nor the trustee will replace a trust certificate if it has received notice that the trust certificate was acquired by a bona fide purchaser.

Termination

     The obligations created by the trust agreement and the related series supplement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account and required to be paid to them pursuant to the trust agreement and the related series supplement to the trust agreement following final payment or other liquidation of

     o any remaining underlying securities and other assets deposited in the trust,

     o credit support subject to the trust agreement and related series supplement, or

     o the disposition of all property acquired upon foreclosure or liquidation of any of the underlying securities and other assets deposited in the trust or credit support.

     In no event, however, will any trust created by the trust agreement and the related series supplement continue beyond the date specified in the applicable prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities. Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement and the related series supplement to the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices." The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

     If the underlying securities and other assets deposited in the trust and any credit support are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange. In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price. A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the prospectus supplement and related series supplement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the trust agreement and the related series supplement, the recitals contained in either, the trust certificates of any series or any underlying securities or the other assets deposited in the trust or any related document. The trustee is not accountable for the use or application of any of the trust certificates or the underlying securities and other assets deposited in the trust, or their proceeds by the depositor. The trustee is required to perform only those duties specifically required under the trust agreement and the related series supplement with respect to each series of trust certificates. However, when the trustee receives the various trust certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and determine whether they conform to the applicable requirements of the trust agreement and the related series supplement.

The Trustee

     The prospectus supplement will name the trustee for any given series of trust certificates under the trust agreement and the related series supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent and their respective affiliates.


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


                      DESCRIPTION OF UNDERLYING SECURITIES
                     AND OTHER ASSETS DEPOSITED IN THE TRUST

General

     Each series of trust certificates, or, if more than one class exists, each class within that series, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on a designated, publicly issued security or pool of securities. The underlying securities will consist of any of the following securities, issued under the laws of either the United States, any U.S. state or any foreign jurisdiction:

               (A)  government securities;

               (B) senior or subordinated publicly traded debt obligations of one or more corporations, or general or limited partnerships;

               (C) asset-backed securities of one or more trusts or other special purpose legal entities; or

               (D) preferred securities of Trust Originated Preferred Securities, or "TOPrSSM," trusts organized by one or more corporations, or general or limited partnerships, or securities that are similar to those issued by TOPrSSM trusts. Trust Originated Preferred Securities and TOPrSSM are service marks of Merrill Lynch.

     The assets deposited in a trust may also include:

    o  cash and cash equivalents;         o  caps, floors, collars and options;
    o  guarantees;                        o  structured securities; and
    o  letters of credit;                 o  other instruments and transactions
    o  financial insurance;                  that credit enhance, hedge or
    o  interest rate, currency, equity,      otherwise provide support to the
       commodity and credit-linked swaps;    underlying securities to assure
    o  forward contracts;                    the servicing or timely
                                             distribution of payments to
                                             holders of the certificates.

For further information on these instruments see "Risk Factors--Your interests may be subject to risks associated with the trust's use of derivative instruments."

     The applicable prospectus supplement will describe the "deposited assets" a term that refers to the underlying securities and any other assets deposited in the trust. Underlying securities will have been issued pursuant to an effective registration statement filed with the SEC or pursuant to an exemption. If the underlying securities represent obligations issued by one or more underlying securities issuers, the underlying securities will satisfy the eligibility criteria described in the section below under "Underlying Securities Issuer." Except for U.S. government securities, the underlying securities will be purchased in the secondary market and will not be acquired from any underlying securities issuer or an affiliate of an underlying securities issuer, whether as part of any distribution by or pursuant to any agreement with an underlying securities issuer, an affiliate of an underlying securities issuer or otherwise. No underlying securities issuer will participate in the offering of the trust certificates, nor will an underlying securities issuer receive any of the proceeds from the sale of underlying securities or from the issuance of the trust certificates.

     Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets. The applicable prospectus supplement may, however, specify that assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within the series. In that event, the other classes of the series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

     This prospectus relates only to the trust certificates offered through it and does not relate to the underlying securities. The following description of the underlying securities and the underlying securities issuer is intended only to summarize material characteristics of the underlying securities that the depositor is permitted to deposit in a trust. It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying securities or of any underlying securities indenture.

     The applicable prospectus supplement will describe the material terms of the deposited assets, including the material terms of any derivative instruments that are included in the deposited assets.

Underlying Securities Issuer

     The underlying securities issuers will be the U.S. government, one or more corporations, general or limited partnerships, TOPrSSM trusts organized by one or more corporations, general or limited partnerships, or issuers of preferred securities that are similar to TOPrSSM. The underlying securities issuer will be organized under the laws of either the United States, any U.S. state or any foreign jurisdiction. The applicable prospectus supplement will provide only limited information about each underlying securities issuer, such as its name, place of incorporation and the address of its principal offices, unless a trust consists of "concentrated underlying securities." Concentrated underlying securities are underlying securities, other than government securities, constituting 10% or more of the total underlying securities deposited in a trust. With respect to concentrated underlying securities, the applicable prospectus supplement will include audited financial statements of the issuer of the concentrated underlying securities unless:

     (1) the underlying securities issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for an offering of non-convertible investment grade securities where such securities are rated investment grade;

     (2) Guaranteed by Parent: the concentrated underlying securities are guaranteed by a parent company of the issuer of the concentrated underlying securities and either:

          (a)  each of the parent company and the issuer meets the criteria in
               (1), above; or

          (b) (i) the parent company meets the criteria in (1), above, (ii) the issuer of the concentrated underlying securities meets the requirements of general instruction I.C.3. of Form S-3 or general instruction I.A.5(iii) of Form F-3, and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

     (3) Guaranteed by Subsidiary: (i) the issuer meets the criteria in (1), above, (ii) the concentrated underlying securities are guaranteed by a wholly owned subsidiary of the issuer of the concentrated underlying securities and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

     (4) the concentrated underlying securities are asset-backed securities, the underlying securities issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance the entity will be subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC in which case the applicable prospectus supplement will refer only to the periodic reports filed by the underlying securities issuer, or underlying securities guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the underlying securities. For further information, see "Risk Factors--If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired."

     The reports and information above may be read and copied at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

     A prospective certificateholder should obtain and evaluate the same information concerning the relevant underlying securities issuer as it would obtain and evaluate if it were investing directly in the underlying securities or in the issuer of the underlying securities.

     Neither the depositor, the trustee, the securities intermediary, Merrill Lynch nor any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying securities issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying securities, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase the trust certificates. The above will not apply to any information concerning the underlying securities and any underlying securities issuer that is expressly stated in this prospectus or an applicable prospectus supplement. The above will not apply, for example, to identifying information or to information of the type described in an applicable prospectus supplement under "Description of the Underlying Securities."

Underlying Securities Indenture

     General. Except for U.S. government securities or TOPrSSM or similar securities issued pursuant to a trust agreement or unless otherwise specified in the applicable prospectus supplement, each underlying security will have been issued pursuant to an underlying securities indenture between the underlying securities issuer and a trustee. The underlying securities indenture and the underlying securities trustee will be qualified under the Trust Indenture Act of 1939 and the underlying securities indenture will contain provisions required by the Trust Indenture Act. Government securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) and from the Trust Indenture Act under Section 304(a)(4).

     Covenants. Indentures generally contain covenants intended to protect securityholders against the occurrence or effects of some specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to:

     o    consolidate, merge, transfer or lease assets;

     o incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets;

     o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of the indebtedness is secured by the grant of a lien; or

     o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

     An indenture may also contain financial covenants that, among other things, require the maintenance of financial ratios or the creation or maintenance of reserves or permit some actions to be taken only if compliance with the covenants can be demonstrated at the time the actions are to be taken. Subject to some exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The underlying securities indenture for one or more underlying securities included in a trust may include some, all, none of or variations from the above provisions, together with additional covenants not discussed in this prospectus. The depositor cannot assure you that any type of underlying securities will be subject to similar covenants or that any of the covenants will protect the trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of trust certificates will describe material covenants concerning any concentrated underlying securities and, as applicable, will describe material covenants that are common to any pool of underlying securities. The applicable prospectus supplement will include any material risk factors associated with non investment-grade underlying securities deposited into a trust.

     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued. The events of default typically include the following or variations of the following:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required, subject to any specified grace period, or to redeem any of the securities when required, subject to any specified grace period;

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture if that failure is materially adverse to securityholders and continues for a specified period after notice is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

     o failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal and premium, if any, or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of those securities; and

     o events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

     Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take action as it may deem appropriate to protect and enforce the rights of the securityholders. Some indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of some events of default, subject to any applicable right of the issuer to cure. Generally, an indenture will contain a provision entitling the trustee under the indenture to be indemnified by the securityholders before proceeding to exercise any right or power under the indenture with respect to the securities at the request of the securityholders. An indenture is also likely to limit a securityholder's right to institute some actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied. These conditions may include:

     o    obtaining the consent of the indenture trustee;

     o that the proceeding be brought for the ratable benefit of all holders of the security; and/or

     o that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with that request within a reasonable time.

     Each underlying securities indenture may include some, none or variations of the above provisions, together with additional events of default and/or remedies not discussed here. The prospectus supplement for any series of certificates will describe the events of default under the underlying securities indenture for any concentrated underlying security and the applicable remedies. The prospectus supplement for any trust consisting of a pool of underlying securities will describe some common underlying security events of default with respect to the pool. The depositor cannot assure you that the provision will protect the trust, as a holder of the underlying securities, against losses. Furthermore, a certificateholder will have no independent legal right to exercise any remedies with respect to the underlying securities and will be required to rely on the trustee of the applicable trust to pursue any available remedies on behalf of the relevant certificateholders in accordance with the terms of the trust agreement and the related series supplement to the trust agreement. If an underlying security event of default occurs and the trustee as a holder of the underlying securities is entitled to vote or take other action to declare the principal amount of an underlying security and any accrued and unpaid interest on the underlying security to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to require the acceleration of the underlying securities. For more information, see "Risk Factors--Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust".

     Subordination. If specified in the applicable prospectus supplement, some of the underlying securities with respect to any trust may be either senior or subordinated in right of payment to other existing or future indebtedness of the underlying securities issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of the securities, and after the occurrence of specified events, securityholders and direct creditors whose claims are senior to subordinated underlying securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal and premium, if any, or any interest on the securities. The trust, as a holder of subordinated debt, may consequently suffer a greater loss than if it held unsubordinated debt of the underlying securities issuer. We cannot assure you, however, that in the event of a bankruptcy or similar insolvency proceeding, the trust as a holder of senior underlying securities would receive all payments in respect of those securities even if holders of subordinated securities receive no amounts in respect of the securities. The prospectus supplement relating to any series of trust certificates will contain a description of any subordination provisions with respect to any concentrated underlying securities and the percentage of senior underlying securities and subordinated underlying securities, if any, in a trust comprised of a pool of securities.

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

     Secured Obligations. Some of the underlying securities with respect to any trust may be "secured underlying securities," which means that they represent secured obligations of the underlying securities issuer. Generally, unless an event of default occurred, or with respect to some types of collateral or as otherwise set forth in the related indenture, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The secured indebtedness issued pursuant to the indenture:

     o may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the securityholders; and

     o will also provide for the disposition of the collateral upon the occurrence of some events of default.

     In the event of a default of any secured obligation, securityholders may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

     If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

     The underlying securities indenture with respect to secured underlying securities may include some, all or none of or variations on those provisions. The prospectus supplement relating to any series of trust certificates that includes concentrated underlying securities that are secured will describe the material security provisions of those underlying securities and the related collateral. With respect to any trust comprised of a pool of securities with a substantial portion being comprised of secured underlying securities, the applicable prospectus supplement will disclose some material information with respect to those security provisions and the collateral.

Principal Terms of Underlying Securities

     The applicable prospectus supplement for each series of trust certificates will contain a description of the following terms, as applicable, of any concentrated underlying security:

               (A) the title and series of the underlying securities, their aggregate principal amount, denomination and form;

               (B) whether the securities are senior or subordinated to any other existing or future obligations of the underlying securities issuer;

               (C) whether any of the obligations are secured and the nature of any collateral;

               (D) the limit, if any, upon the aggregate principal amount of the securities;

               (E) the dates on which, or the range of dates within which, the principal of and premium, if any, on the securities will be payable;

               (F) the rate or rates, or the method of determining the rates, at which the underlying securities will bear interest, if any, the date or dates from which the interest will accrue and the dates on which the interest will be payable;

               (G) the obligation, if any, of the underlying securities issuer to redeem the underlying securities and other securities of the same class or series at the holder's option or pursuant to any sinking fund or similar provisions and the timing, price and the terms and conditions that would govern any redemption or repurchase of the securities, in whole or in part, pursuant to that obligation;

               (H) if applicable, the timing, price and the terms and conditions that would govern any redemption, in whole or in part, of the securities at the option of the underlying securities issuer;

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

               (I) if applicable, the timing, price and the terms and conditions that would govern the ability of a holder of underlying securities subject to a put option to require the issuer of the underlying securities to repurchase or otherwise repay those underlying securities;

               (J) whether the underlying securities were issued at a price lower than the principal amount of the underlying securities;

               (K) if other than U.S. dollars, the currency in which the securities are denominated, or in which the payment of the principal of and premium, if any, or any interest on the underlying securities will be made, and the circumstances, if any, when the currency of payment may be changed;

               (L) material events of default or restrictive covenants provided for with respect to the underlying securities;

               (M)  the rating, if any, of the underlying securities;

               (N) the principal U.S. market on which the underlying securities are traded, if any; and

               (O)  any other material terms of the underlying securities.

     With respect to a trust comprised of a pool of underlying securities, the applicable prospectus supplement will describe:

     o the composition of the underlying securities pool as of the cut-off date;

     o some material events of default or restrictive covenants common to the underlying securities; and

     o on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in clauses (B), (C), (E), (F), (G), (H), (I), (J) and (K) of the
          preceding paragraph and any other material terms regarding the pool of securities.

     Other than publicly traded debt securities that satisfy the necessary requirements set forth in this prospectus for underlying securities, the underlying securities may consist of, or be similar in structure to, TOPrSSM.

     If an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, the depositor will continue to be subject to the reporting requirements of the Exchange Act but some information with respect to the issuer may be unavailable. Also, if an issuer ceases to file those reports, the actions described in this prospectus under "Description of the Trust Certificates - Default and Remedies" will be carried out by the trustee and the depositor.

     Asset-Backed Securities. The applicable prospectus supplement may specify that a trust may include one or more asset-backed securities. Asset-backed securities may be asset-backed notes or pass-through certificates issued by a trust or a special purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Those financial assets may consist of secured or unsecured corporate bonds, corporate loans, consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, equipment leases and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates are generally issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. Those servicing agreements, indentures and pooling and servicing agreements are collectively referred to as "asset-backed agreements".

     Asset-backed agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. That segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where required by the Uniform Commercial Code (UCC), as in the case of home equity loan notes, documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the asset-backed securities. In the case of most assets, either no documents evidence the receivables (for example, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, which would result in the trustee and the asset-backed security holders becoming unsecured creditors of the transferor of the assets.

Credit Support

     As specified in the applicable prospectus supplement for a given series of trust certificates, the trust for any series of trust certificates may include, or the certificateholders of such series or any class or group of classes within such series may have the benefit of, credit support for any class or group of classes within such series. Credit support directly benefits the relevant trust and, consequently, benefits certificateholders. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth:

     o whether the trust for any class or classes of trust certificates contains, or the certificateholders of such trust certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to the class or classes; and

     o information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes.

     Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of trust certificates to receive collections from the trust for the series and any credit support obtained for the benefit of the certificateholders of the series or classes within the series may be subordinated to the rights of the certificateholders of one or more other classes of the series to the extent described in the applicable prospectus supplement. The subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the deposited assets relating to a series of trust certificates such that the collections received on the deposited assets are insufficient to make all distributions on the trust certificates of the series, those realized losses would be allocated to the certificateholders of any class of the series that is subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if applicable, the prospectus supplement may provide that some amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. For more information regarding the reserve accounts, see "--Reserve Accounts" below.

     If the applicable prospectus supplement so provides, the credit support for any series or class of trust certificates may also include the other forms of credit support that are described below. Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to those certificateholders or as otherwise specified in the applicable prospectus supplement. In addition, if the applicable prospectus supplement so provides, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the classes of the trust certificates of such series. Further, payments to be made in respect of any forms of credit support arranged for or on behalf of the certificateholders may be required to be paid before any distributions that must be made to certificateholders.

     Letter of Credit; Surety Bond. The certificateholders of any series or class or group of classes of trust certificates within that series may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or any other person specified in the applicable prospectus supplement will use its reasonable efforts to:

     o cause the letter of credit or the surety bond to be obtained and to be kept in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims; and

     o timely pay the fees or premiums on the letter of credit or surety bond, unless, as described in the applicable prospectus supplement, the payment of fees or premiums is otherwise provided for.

     The trustee or the other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover


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

the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will provide the manner, priority and source of funds by which any draws are to be repaid.

     Unless the applicable prospectus supplement otherwise specifies, if the bank issuing the letter of credit or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or the other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. We cannot assure you that any bank issuing the letter of credit or any surety, as applicable, will continue to satisfy the requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent similar credit support is not available, the credit support otherwise provided by the letter of credit or the surety bond or similar credit enhancement may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

     Reserve Accounts. If the applicable prospectus supplement so provides, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or any other person as may be specified in the applicable prospectus supplement.

Collections

     The trust agreement and the related series supplement will establish procedures by which the trustee, or any other person that may be specified in the prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets. Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a "certificate account," which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series. If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

               (A) the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee and some credit support-related ongoing fees, such as insurance premiums, letter of credit fees or any required account deposit; and

               (B) the payment of amounts then due and owing on the trust certificates of the trust series and classes within the series, all in the manner and priorities described in the applicable prospectus supplement.

     The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates. We cannot assure you that amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of trust certificates over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of the trust certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated among the classes of any series of trust certificates, if applicable.

     The applicable prospectus supplement will identify the circumstances that may permanently or temporarily change over time the relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of trust certificates. Moreover, the applicable prospectus supplement may specify that the allocation ratio in respect of each class of a given series for purposes of payments of some amounts,


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

such as principal, may be different from the allocation ratio assigned to each class for payments of other amounts, such as interest or premium.

                                 CURRENCY RISKS

     An investment in a trust certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with similar investments in U.S. dollar-denominated securities. The risks include, without limitation:

     o economic and political events and the supply of and demand for the relevant currencies;

     o the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency;

     o    volatility of the exchange market;

     o depreciation of the specified currency for a trust certificate against the U.S. dollar, which would decrease the effective yield of your trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to you on a U.S. dollar basis; and

     o the possibility that a foreign government will impose or modify foreign exchange controls with respect to the foreign currency, which could restrict or prohibit distributions of principal, premium or interest in the specified currency.

     Those risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile and you should expect that this volatility will continue in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, that fluctuations in the rate may occur during the term of any trust certificate. Depreciation of the specified currency for a trust certificate against the U.S. dollar would decrease the effective yield of the trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a specified currency for making distributions in respect of trust certificates denominated in that currency. At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on trust certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the Euro. However, trust certificates distributable in another currency may be issued at any time, based upon investor demand for trust certificates denominated in these currencies. We cannot assure you that exchange controls that restrict or prohibit distributions of principal, premium or interest in any specified currency will not be imposed. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular trust certificate, the currency in which the amounts are due in respect of each trust certificate will not be available.

     Any prospectus supplement relating to trust certificates having a specified currency other than U.S. dollars will contain historical exchange rates for that currency against the U.S. dollar, a description of the currency, any exchange controls affecting that currency and any other required information concerning that currency. The prospectus supplement will also discuss risk factors relating to that specified currency.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     This summary is based on the Internal Revenue Code of 1986, as amended to the date of this prospectus, revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount, the "OID Regulations." Changes to any of the rules or regulations stated above after the date of this prospectus may affect the tax consequences described in this prospectus.

     This summary only discusses the U.S. federal income tax consequences to you if you hold the trust certificates as capital assets within the meaning of
Section 1221 of the Internal Revenue Code. It does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules because, for example you are a financial institution, an insurance company, a foreign partnership or other flow through entity, a dealer or you hold the trust certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any series of trust certificates with special characteristics will be set forth in the applicable prospectus supplement and a legal opinion of tax counsel will be filed with the SEC in connection with each series of trust certificates. In its opinion, tax counsel will opine as to the tax disclosure regarding the trust certificates set forth in this prospectus and the applicable prospectus supplement.

     In all cases, you are advised to consult your own tax advisor regarding the U.S. federal tax consequences to you of holding, owning and disposing of trust certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

     For purposes of this discussion, "U.S. Person" means an individual who, for U.S. federal income tax purposes, is:

               o    A citizen or resident of the United States;

               o a corporation, partnership or other entity created or organized in or under the laws of the United States or any state;

               o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

               o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Tax Status of Trust

     The arrangement under which the trust certificates will be created and sold and the underlying securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities in the grantor trust.

Income of Trust Certificateholders

     In General. If you are a U.S. Person, you will be required to report on your U.S. federal income tax return your pro rata share of the entire income from the underlying securities, including gross interest income at the interest rate on the underlying securities, in accordance with your method of accounting.

     Original Issue Discount. The underlying securities may have originally been sold at a discount below their principal amount. As provided in the Internal Revenue Code and the OID Regulations, the excess of the "stated redemption price," as described below, of each of the underlying securities over its "issue price," defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the underlying securities has been sold, will be original issue discount if the excess equals or exceeds a de minimis amount, i.e., 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to its maturity. If you own an underlying security with a de minimis amount of original issue discount you must include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the underlying security. The "stated redemption price" of an underlying security is equal to the sum of all payments on the underlying security other than interest based on a fixed rate or a variable rate, unless stated by the applicable prospectus supplement, and payable unconditionally at least annually.

     You are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to the income, based on a compounding of interest at a constant rate, using the yield to maturity of the underlying security as originally issued. Under these rules, you generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the stated redemption price at maturity of an underlying security are made before its final maturity. The OID Regulations permit you to use accrual periods of any length up to one year, including daily accrual periods, to compute accruals of original issue discount, provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

     Acquisition Premium and Market Discount. If you purchase an underlying security with original issue discount at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to the year. The adjusted issue price is defined as the sum of the issue price of the underlying security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless you make the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount so that you are allowed to reduce each accrual of original issue discount by a constant fraction.

     If you purchase at a "market discount," for example, at a price less than the stated redemption price or, in the case of an underlying security with original issue discount, the adjusted issue price, you will be required, unless the difference is less than a de minimis amount, to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying security as interest income to the extent of the market discount that accrued while you held the underlying security, unless you elect to include the market discount in income on a current basis. Market discount is considered to be de minimis if it is less than 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to maturity after you acquired the trust certificate. If an underlying security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction, other than a nonrecognition transaction described in Section 1276(d) of the Internal Revenue Code, accrued market discount will be includible as ordinary income to you as if you had sold the trust certificate at its then fair market value. If you acquired at a market discount and do not elect to include market discount in income on a current basis you may also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the trust certificate until the deferred income is realized.

     Premium. Except as noted below, if you purchase for an amount in excess of the principal amount, or in the case of an underlying security with original discount, the remaining stated redemption price, you will be treated as having premium with respect to the underlying security in the amount of the excess. If you purchase an underlying security with original issue discount at a premium, you are not required to include in income any original issue discount with respect to the underlying security. If you make an election under Section 171(c)(2) of the Internal Revenue Code to treat the premium as "amortizable bond premium," the amount of interest that must be included in your income for the accrual period, where the underlying security is not optionally redeemable before its maturity date, will be reduced by the portion of the premium allocable to the period based on the underlying security's yield to maturity. If the underlying security may be called before maturity after you have acquired it, you generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the underlying security is in fact called, any unamortized premium may be deducted in the year of the call. If you make the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by you at the beginning of the first taxable year to which the election applies and to all Fully Taxable Bonds thereafter acquired by you, and is irrevocable without the consent of the IRS. If such an election is not made, you must include the full amount of each interest payment in income in accordance with your regular method of accounting and will receive a tax benefit from the premium only in computing your gain or loss upon the sale or other disposition or retirement of the underlying security.

     Accrual Method Election

     Under the OID Regulations, you are permitted to elect to include in gross income your entire return on an underlying security, i.e., the excess of all remaining payments to be received on the underlying security over the amount you paid for the trust certificate, based on the compounding of interest at a constant rate. Such an election for an underlying security with amortizable bond premium or market discount will result in a deemed election for all of your debt instruments with amortizable bond premium or market discount and may be revoked only with permission of the IRS.

     Disposition or Retirement of Certificates

     Upon the sale, exchange or other disposition of a trust certificate, or upon the retirement of a trust certificate, you will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and your tax basis in the trust certificate. Your tax basis for determining gain or loss on the disposition or retirement of a trust certificate will be your cost of the trust certificate, increased by the amount of original issue discount and any market discount includible in your gross income with respect to the underlying security, and decreased by the amount of any payments under the underlying security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

     If you dispose of or retire a trust certificate any gain or loss will be capital, gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the trust certificate not previously included in your gross income, to which extent the gain or loss would be treated as ordinary income. Any capital

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

gain or loss will be long-term capital gain or loss if at the time of disposition or retirement you have held the trust certificate for more than one year.

     Deductibility of Trust's Fees and Expenses

     In computing its U.S. federal income tax liability, a trust certificateholder generally will be entitled to deduct its pro rata share of reasonable administrative fees, trustee fees and other fees and expenses paid or incurred by the trust, as provided in Section 162 or 212 of the Internal Revenue Code. However, if a trust certificateholder is an individual, estate or trust, the deduction of such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Foreign Trust Certificateholders

     Withholding Tax on Payments of Principal and Interest on Trust Certificates

     If you are not a U.S. Person, interest paid to you on the trust certificates generally will not be subject to the 30% withholding tax, provided that:

     (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of the underlying securities;

     (2) you are not a controlled foreign corporation for U.S. tax purposes that is directly or indirectly related to the issuer of the underlying securities through stock ownership;

     (3) you are not a bank described in Section 881(c)(3)(A) of the Internal Revenue Code; and

     (4)  either:

          (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address on U.S. Treasury Form W-8BEN (or a suitable substitute form); or

          (B) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business and holds the trust certificates, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

Otherwise, the 30% withholding tax may apply to interest paid unless an income tax treaty reduces or eliminates such tax.

     If you hold the trust certificates in connection with the conduct of a trade or business within the U.S., payments of interest on the trust certificates will not be subject to withholding tax if you deliver a Form W-8ECI (or suitable substitute form) to the payor. You will be subject to U.S. federal income tax at regular rates, unless an income tax treaty reduces or eliminates such tax. You may also be subject to an additional branch profits tax at a 30% rate or, if applicable, a lower treaty rate.

     Gains on Disposition of Trust Certificates

     You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a trust certificate unless:

               o You are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) have a "tax home" in the U.S. and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the U.S.;

               o In the case of an amount which is attributable to accrued interest, you do not meet the conditions for exemption from the 30% withholding tax, as described above; or

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

               o The gain is effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates. If you own trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax at a 30% rate (subject to periodic reductions through 2006) on these payments unless you provide your taxpayer identification number to the paying agent and comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements. The certification on Form W-8BEN, required to claim exemption from 30% U.S. federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.



     The U.S. federal income tax discussion set forth above may not be applicable depending upon your particular situation. You should consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of the trust certificates, including the tax consequences under the tax laws of the United States, states, localities, countries other than the United States and any other taxing jurisdictions and the possible effects of changes in the tax laws.



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

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA", and the Internal Revenue Code impose certain requirements on:

     (1)  employee benefit plans, as defined in Section 3(3) of ERISA;

     (2)  plans described in Section 4975(e)(i) of the Internal Revenue Code; or

     (3) entities whose underlying assets include plan assets, as defined below, by reason of a plan's investment in the entity.

Each of these are referred to as a "plan" in this section of the prospectus.

     ERISA's general fiduciary standards provide that a plan fiduciary, before investing in a trust certificate, should determine whether the investment is permitted under the governing plan instruments. As well, those standards require a fiduciary to determine if the investment is appropriate for the plan in view of the plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Internal Revenue Code prohibit certain transactions that involve both the assets of a plan and persons who have certain specified relationships to the plan. Those persons are "parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code. A plan fiduciary considering an investment in trust certificates should consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

     An investment in trust certificates by a plan might result in the assets of the trust being deemed to constitute plan assets. In turn, if the trust assets are deemed to be plan assets, certain aspects of the investment, including the operation of the trust that holds the assets, might be prohibited transactions under ERISA and the Internal Revenue Code. Neither ERISA nor the Internal Revenue Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations, if a plan acquires an "equity interest" in an entity, such as a trust, the underlying assets of the entity may be plan assets for certain purposes. Those purposes include the prohibited transaction provisions of ERISA and the Internal Revenue Code. As a result, if a plan acquired a trust certificate, for certain purposes under ERISA and the Internal Revenue Code, including the prohibited transaction provisions, the plan would be considered to own its share of the underlying assets of the trust unless:

     o    the trust certificate is a "publicly-offered security"; or

     o    equity participation by "benefit plan investors" is not "significant".

Under that same regulation, a "publicly offered security" is a security that is:

     (1)  freely transferable;

     (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering; and

     (3)  either is:

          o part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

          o sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch, less than 25% of:

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

     (1)  the value of the class of trust certificates; and

     (2) the value of any other class of trust certificates that is not a security under the Regulation,

were held by benefit plan investors, which are defined as employee benefit plans not subject to ERISA, such as governmental plans, and plans, as defined above.

     We anticipate that some offerings of trust certificates will be structured so that assets of the trust will not be deemed to constitute plan assets. In these cases, the relevant prospectus supplement will indicate either that the trust certificates will be considered publicly offered securities under Section 2510.3-101 of the United States Department of Labor regulations or that participation by benefit plan investors will not be significant for purposes of that regulation.

     In other instances, however, the offering of trust certificates may not be so structured. In those cases, the assets of the trust may be deemed to be plan assets and transactions involving:

     o    the depositor,

     o    an underwriter,

     o    the trustee,

     o    any trustee with respect to underlying securities,

     o    any obligors with respect to underlying securities, or

     o    affiliates of the obligors

might constitute prohibited transactions with respect to a plan holding a trust certificate unless:

     (1) one or more prohibited transaction exemptions, which are generally referred to as "PTEs", apply; or

     (2) in the case of an issuer of underlying securities, that issuer is not a disqualified person or party in interest with respect to the plan.

Plans maintained or contributed to by the depositor, an underwriter, the trustee, a trustee with respect to underlying securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any trust certificates.

     If the trust is deemed to hold plan assets, the underlying securities would appear to be an indirect loan between the issuer of the underlying securities and any plan owning trust certificates. However, the loan, by itself, would not constitute a prohibited transaction unless the issuer is a party in interest or a disqualified person with respect to that plan.

     If the underwriter with respect to an offering of trust certificates is a broker-dealer registered under the Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, an exemption may exist. Sales of trust certificates by those underwriters to plans may be exempt under PTE 75-1 if all of the following conditions are satisfied:

     (1) the underwriter is not a fiduciary with respect to the plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA, Section 4975(e)(2)(B) of the Internal Revenue Code or as a result of a relationship to a person described in those sections;

     (2) the transaction is at least as favorable to the plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Internal Revenue Code; and

     (3) the plan maintains for at least six years those records necessary to determine whether the conditions of PTE 75-1 have been met.

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

     Custodial services and any other services tendered by the trustee or any trustee with respect to underlying securities might be exempt transactions pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Internal Revenue Code. Those sections exempt services that are necessary for the establishment or operation of a plan, that are provided under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated without penalty upon reasonably short notice under the circumstances. However, those statutory exemptions do not provide exemptive relief for prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Internal Revenue Code.

     Other prohibited transaction exemptions could apply to the acquisition and holding of trust certificates by plans and the operation of the trust, including, but not limited to:

     o PTE 84-14, an exemption for certain transactions determined by an independent qualified professional asset manager;

     o PTE 91-38, an exemption for certain transactions involving bank collective investment funds;

     o PTE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts; and

     o PTE 95-60, an exemption for certain transactions involving insurance company pooled general accounts.

     If an offering of trust certificates will result in the trust assets being deemed to constitute plan assets the applicable prospectus supplement will provide that a plan, by acquiring and holding a trust certificate, will be deemed to have represented and warranted to the depositor, trustee, and underwriter that the plan's acquisition and holding of a trust certificate does not involve a non-exempt prohibited transaction. That representation and warranty will extend to include the activities of the trust.

     Any plan or insurance company investing assets of its general account and proposing to acquire trust certificates should consult with its counsel.


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

                                  UNDERWRITING

     Trust certificates may be offered in any of three ways: (1) through underwriters or dealers, (2) directly to one or more purchasers or (3) through agents. The applicable prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include:

     o    the names of any underwriters or initial purchasers;

     o the purchase price of the trust certificates and the proceeds to the depositor from the sale;

     o whether the trust certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover that short position;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    any initial public offering price;

     o    any discounts or concessions allowed or reallowed or paid to dealers;

     o any securities exchanges on which the trust certificates may be listed; and

     o the place and time of delivery of the trust certificates to be offered through the applicable supplement.

     If underwriters are used in the sale, they will acquire the trust certificates at a fixed price for their own account and they may resell them from time to time in one or more transactions, including:

     o    negotiated transactions;

     o    at a fixed public offering price; or

     o    at varying prices determined at the time of sale.

     The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the U.S. will include Merrill Lynch. The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Agents designated by the depositor may from time to time sell trust certificates. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of trust certificates and any commissions that the depositor has to pay that agent. Unless otherwise indicated in the applicable prospectus supplement, the agent will act on a best-efforts basis for the period of its appointment.

     If the applicable prospectus supplement so indicates, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

     Only trust certificates rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Affiliates of the underwriters may act as agents or underwriters in connection with the

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

sale of the trust certificates. The applicable prospectus supplement will name any affiliate of the underwriters acting as agents and will describe its affiliation with the underwriters. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position. The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the underwriters or affiliates.

     The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

     Shearman & Sterling, New York, or other counsel identified in the applicable prospectus supplement, will pass on the validity of the trust certificates for the depositor and the underwriters.


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


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                           PREFERREDPLUS and INDEXPLUS
                               TRUST CERTIFICATES




                               ===================
                               P R O S P E C T U S
                               ===================






                               Merrill Lynch & Co.














                                October 24, 2002



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

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                      1,400,000 Class B Trust Certificates
                         ($25 Notional Principal Amount)



                                      PPLUS

                           CLASS B TRUST CERTIFICATES
                                  SERIES GSG-2




                    -----------------------------------------
                    P R O S P E C T U S   S U P P L E M E N T
                    -----------------------------------------






                               Merrill Lynch & Co.



                                  July 25, 2003








         Until 25 days after the date of this prospectus, all dealers effecting transactions in the offered Class B trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


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